UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 11, 2014

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

DE ACQUISITION 2, INC.
3017 W. 97th St., Suite 117
Minneapolis, MN 55431
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE OF EXPLANATION

Cachet Financial Solutions, Inc. (f/k/a DE Acquisition 2, Inc.) is filing this amended Current Report on Form 8-K/A to include audited financial statements (and the related audit report) as of and for the year ended December 31, 2013, and respond to certain comments received from staff at the SEC’s Division of Corporation Finance. The Company has also been requested by SEC staff to generally update the disclosure contained in this report to reflect the new financial information for the year ended December 31, 2013. Contemporaneously with the filing of this report, the Company will also be filing an Annual Report on Form 10-K containing substantially the same disclosures as those contained in this report, together with such other disclosures as are required under that reporting form.

Additionally, this amended Current Report is being filed to restate the financial statements as of and for the nine months ended September 30, 2013 (exhibit 99.2) and pro forma financial statements (exhibit 99.3) to reflect the value of common shares issued in connection with a February 2013 offer to induce conversion of debt.  The effect of the restatement was to increase the net loss for the nine months ended September 30, 2013 by $674,414.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources.  Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Forward-looking statements include statements about:

•	our estimates of future expenses, revenue and profitability;
•	trends affecting our financial condition and results of operations;
•	our ability to obtain customer orders;
•	the availability and terms of additional capital;
•	our ability to develop new products;
•	our dependence on key suppliers, manufacturers and strategic partners;
•	industry trends and the competitive environment;
•	the impact of losing one or more senior executive or failing to attract additional key personnel; and
•	other factors referenced in this report, including those set forth under the caption “Risk Factors.”

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties.  We discuss many of these risks in this report in greater detail under the heading “Risk Factors.”  Given these uncertainties, you should not attribute undue certainty to these forward-looking statements.  Also, forward-looking statements represent our estimates and assumptions only as of the date of this report.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a recognized national securities exchange.  Our common stock does not trade on any recognized national securities exchange.  As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

JUMPSTART OUR BUSINESS STARTUPS ACT DISCLOSURE
- EMERGING GROWTH COMPANY -

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act.  An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies.

We intend to take advantage of all of the reduced reporting requirements and exemptions available to emerging growth companies under that Act, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act, exemption from the auditor-attestation and report regarding management’s assessment of internal control over financial reporting, and the exemption from seeking shareholder advisory votes on executive compensation under SEC Rule 14a-21 (commonly referred to as “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes).  Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.  Please see “Risk Factors” (“We are an ‘emerging growth company’ . . .”).

Certain of these reduced reporting requirements and exemptions under the JOBS Act were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules.  For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company.  In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.  Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter, or (2) have a public float of zero and annual revenues of less than $50 million during our most recently completed fiscal year.

Item 1.01.  Entry into a Material Definitive Agreement.

Reverse Merger Transaction; Amendment

As previously reported, on January 14, 2014, DE Acquisition 2, Inc. (the “Company”), Cachet Financial Solutions Inc. (“Cachet”) and Cachet Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization, pursuant to which Merger Sub would merge with and into Cachet (the “Merger”) and Cachet would be the surviving corporation to the Merger and become a wholly owned subsidiary of the Company.

On February 11, 2014, we entered into Amendment No 1. to the Merger Agreement to adjust the Merger Exchange Ratio, as defined therein, waive a financing contingency and certain other contingencies to the closing of the Merger, and amend a post-closing share-adjustment provision.  A copy of Amendment No. 1 to the Merger Agreement is filed herewith as Exhibit 2.2. Throughout this report, we refer to the above-described "Agreement and Plan of Merger and Reorganization" and "Amendment No. 1 to Merger Agreement" simply as the "Merger Agreement."

Promissory Note Amendments

Effective as of February 11, 2014, the Company entered into amendments with the holders of four outstanding promissory notes representing aggregate outstanding principal amounts totaling $82,841. The primary purpose of the amendments was to establish a single maturity date across all of the promissory notes equal to the earlier of (i) January 31, 2016 or (ii) the date that the Company (or its wholly owned subsidiary) consummates one or more private placements of debt or equity securities resulting in aggregated gross proceeds of $10 million.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Reverse Merger Transaction; Acquisition of Cachet Financial Solutions Inc.

Pursuant to the Merger Agreement, as amended, the Merger was completed and effective as of the close of business on February 12, 2014, upon the filing of Articles of Merger with the Minnesota Secretary of State (the “Effective Time”).

At the Effective Time and pursuant to the Merger Agreement:

•
each share of common stock of Cachet issued and outstanding immediately prior to the Effective Time was converted into the right to receive 10.9532 validly issued, fully paid and non-assessable shares of the Company’s common stock (with fractional shares rounded down to the nearest whole number) (the “Exchange Ratio”);

•
all issued and outstanding shares of common stock of Merger Sub held by the Company immediately prior to the Effective Time were converted into and became one validly issued, fully paid and non-assessable share of common stock of Cachet; and

•
all securities convertible into or exercisable for shares of Cachet common stock (including shares of common stock of Cachet issuable upon exercise of issued and outstanding options and warrants) that were outstanding immediately prior to the Effective Time were converted into securities convertible into or exercisable for that number of shares of common stock of the Company as the holders thereof would have been entitled to receive if such Cachet securities had been converted into or exercised for shares of common stock of Cachet immediately prior to the Effective Time, based on the Exchange Ratio.  As part of this conversion, the price at which the holders securities convertible into and exercisable for common stock of the Company will be required to pay in connection with their later conversion or exercise is equal to the quotient obtained by dividing (i) the per-share price at which their related options and warrants for the purchase of common stock of Cachet were exercisable prior to the Effective Time by (ii) the Exchange Ratio.

The Merger represents a change in control of the Company inasmuch as greater than 50% of the issued and outstanding voting stock of Company, on a post-Merger basis, is now held by the former holders of Cachet securities.  As a result of the Merger, the Company now owns Cachet and the entire business of Cachet.  A description of that business can be found below.

The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

Unless noted otherwise, all share figures and share prices referenced in this report are presented after giving effect to the capital stock transactions effected as part of the Merger. Effective March 16, 2014 the Company effected a reverse stock split whereby each 10.9532 shares of common stock was exchanged for 1 share of common stock. Additionally, the number of shares and exercise prices of stock options, warrants and convertible securities were correspondingly adjusted. All share and per share figures referenced in this report reflect that reverse split.

Background of Merger

The Chief Executive Officer of Cachet Financial Solutions Inc., Mr. Jeffrey C. Mack, was introduced to the then Chief Executive Officer of the Company, Mr. Terril H. Peterson, by Mr. Jeff Peterson, a registered representative of Northland Securities, Inc. Cachet Financial Solutions Inc. had earlier engaged Northland Securities, Inc., based in Minneapolis, Minnesota, as its exclusive financial advisor for the purpose of facilitating a financing transaction or a financing transaction together with a strategic transaction. Mr. Terril H. Peterson, who remains a director of the Company, is the father of Mr. Jeff Peterson. In addition, Mr. Randy Nitzsche was then and presently remains the Chief Executive Officer of Northland Securities. Mr. Terril H. Peterson, through his ownership and control of Pinnacle Investment Group, LLC, and Mr. Nitzsche were stockholders of the Company prior to the Merger and presently remain stockholders of the Company. The economic and other terms of the Merger were negotiated by the Company and Cachet Financial Solutions Inc. directly in discussions between Mr. Mack and Mr. Terril H. Peterson, as well as through the respective advisors. Northland Securities did not serve in an advisory role to either party in the merger and did not receive any compensation in connection with the merger, including any commission or success-related fee relating to the closing of the Merger.  The structure of the transaction (reverse triangular merger) was determined by the parties to be best for the combination of the companies while satisfying the desire of Cachet Financial Solutions Inc. (Minnesota) to obtain control of a public reporting company and thereby take an initial step toward having greater access to financing capital.

Under Regulation S-K, Item 404(c)(2), we are required to state the names of those persons who, either alone or acting as a group, possessed control of a registrant that is or was a “shell company.” We believe that Mr. Terril H. Peterson acted alone in his control of the Company prior to the Merger. Nonetheless, neither of them received anything of value from the Company, directly or indirectly, and none of them sold or transferred any assets to the Company. Northland Securities, Inc. is entitled to certain customary fees from the Company in the event the Company successfully completes a financing or other specified transaction.

Significant Debt

As of March 26, 2014, the Company had an aggregate of $9.62 million in debt outstanding. The Company is also currently in default on its borrowings with its senior secured lender (Michaelson Capital Partners, LLC) (formerly known as Imperium Special Finance Fund, LP) as well as other debt agreements aggregating to approximately $1.663 million as of March 26, 2014. The Company’s senior lender, Michaelson Capital Partners, LLC (which lender the Company owes approximately $1.563 million as of March 26, 2014), has agreed not to exercise its rights under the default until March 6, 2014 (subsequently extended to May 12, 2014). For next 12 months of operations, management estimates the Company will require approximately $7.2 million in additional financing to fund operations (based on our current monthly cash expenditures, net of current monthly revenues, of approximately $600,000).

Description of Business of Cachet

General Overview

Cachet Financial Solutions Inc. provides remote deposit capture (RDC) solutions to commercial banks and credit unions, as well as financial service organizations (FSOs) serving the unbanked, under-banked and underserved markets.  We were incorporated in Minnesota in February 2010.  Our corporate headquarters are located at Southwest Tech Center A, 18671 Lake Drive East, Minneapolis, MN 55317.

Remote deposit capture, in its most simple terms, is a service that allows a business or consumer to scan checks and transmit the scanned images to a financial institution for posting and clearing or, in the case of FSO’s, cashing and loading remotely to a pre-paid debit card.  Checks received by the business or consumer can be scanned to create a digital deposit.  The digital deposit is then transmitted to the RDC institution or service provider, who accepts the deposit and posts the deposit to their customer’s account. The product eliminates a trip to a financial institution or ATM to deposit the check(s).  The basic requirements for an RDC service currently include a PC Windows or Mac computer and a check scanner for business applications, a “smartphone” for consumer applications, an Internet connection, and a service provider such as a bank.

Remote deposit capture has been called the most important development the banking industry has seen in years by the Federal Reserve and others.  At this time, we believe that most major financial institutions in the USA have either launched the service, or are well on their way to doing so. The commonly viewed benefits of this new service include convenience, better deposit availability, reduced non-sufficient funds (NSFs) and reduced transportation costs and risk.  Legislation commonly referred to as “Check 21” makes the entire RDC process possible. Passed in 2003 and implemented in October 2004, the legislation allows financial institutions to clear checks based upon images of the original items instead of having to transport the original check all the way back to the paying bank for clearing.

We provide remote deposit capture (RDC) solutions targeting specific financial institution markets and financial service organizations including, but not limited to, banks, credit unions, card issuers, check cashers and pay-day lenders throughout the U.S.  Our offering, marketed as RDC Select™, is a fully hosted platform, developed to run on both Windows and Mac operating systems, eliminating the need for institutions to manage their own RDC operations by having to install an RDC infrastructure that requires staffing for implementation, support and data management.  Further, we offer an RDC Select Mobile product designed to allow the user to remotely take a picture of the front and back of the check and deposit to their account at their financial institution remotely.  The mobile product is also available to customers of financial service organizations, allowing the user to take a picture of the front and back of the check, submit to their FSO for their approval and, subject to the approval communicated via the user’s smartphone in real time, loading the funds from the check onto a pre-paid debit card.  Additionally, we will provide marketing, sales and training support to assist the institutions with their sales efforts of RDC to their customers.

In August 2010, we launched our RDC Select™ platform, followed by the offering of our smartphone applications and our Apple OS X operating platform in September and October.  In 2011, we launched CheckReview™, a proprietary technology that helps financial institutions better identify potential check fraud with the ability to view and validate the digital image of the check in real time.  In 2011, we also introduced the industry’s first mobile check capture solution tailored specifically to the FSO market, allowing a user to scan a check and transmit a high quality image using our Patent Pending Check Review™ for approval.  The solution also provides real time communication with the user to secure their acceptance of fees and terms (using our patent-pending check and load feature) via their smartphone to ultimately have the funds from cashing a check remotely and loading their pre-paid debit card.

Our client implementation process includes integrating our software into the infrastructure of the financial institution, initiating customer training, and providing sales and marketing development to support our client’s success at product launch and beyond.  As of December 31, 2013, Cachet had entered into contracts with 230 clients for its products and services.

In March 2014, we purchased from DeviceFidelty, Inc., a Texas corporation, certain tangible and intangible assets of a business engaged in the development and provision of technology platforms supporting mobile wallet applications.  We refer to this product line as “Select Mobile Money Premier.”  The primary assets acquired are the technology that has been developed to enable consumers to conduct remotely various types of banking transactions, including cash loading to prepaid cards, expedited bill pay and remittance, and to access remotely certain banking information, including card balance, account history information and loyalty programs. The acquisition includes strategic relationships with Visa, Mastercard, MoneyGram and Navy Federal Credit Union, the providers of those services to their consumers. We believe this capability complements and supports our RDC and mobile deposit business by adding new features and services for consumers, creating an expanded consumer base and target market, and also expands the scope of our potential partners in the FSO market.

We intend to market Select Mobile Money Premier through its existing marketing channels using the sales force that we acquired in the acquisition transaction, and to provide all corporate support functions through our existing staff.  In addition to the assets acquired, we have retained four individuals from the seller who will provide the technological and programming skills to develop, market and support these products.

We believe that our competitive differentiators include the following:

●
Premier IT solution that alleviates large capital investments in RDC hardware and software by financial institutions, and dynamic, world-class SaaS and cloud-based platform that ensures the most up-to-date IT offerings for retail and commercial clients.

●	Focus on serving 80-100 million unbanked/underbanked consumers, leveraging relationships with leading financial technology partners and prominent financial institutions throughout the U.S.

●	Leadership position in the commercial banking market, evidenced by:

●	the industry’s first Apple Mac-compatible, patent-pending RDC technology platform;

●	CheckReview™, a patent-pending, fraud prevention solution that allows the financial institution to review a high quality image of the check before processing; and

●	a patent-pending interface for our mobile check capture application, targeting the growing prepaid card industry.

●	Full marketing support and training to ensure our customers understand the benefits of RDC and are able to effectively market to their customers and realize the revenue opportunity from RDC.

Industry Background

Overview

According to a Markets & Markets study, the commercial RDC market is still relatively untapped, creating a market with over seven million capture points by 2014.  These seven million capture points represent an estimated $8 billion market opportunity for RDC throughout the U.S.  According to a recent Celent report, “State of Remote Deposit Capture 2012: A Replacement Market Emerges,” there has been an industry-wide gain of approximately 150,000 RDC clients, representing a 16% increase, in the last two years.  According to Celent, this growth has resulted from increased commercial client adoption, and Celent expects continued growth of deployed scanners to commercial locations through 2015.

While most U.S. financial institutions are now equipped with commercial remote deposit capture capability, according to Celent, a replacement market is emerging with up to 1,800 institutions in play.  Nearly 20% of surveyed institutions have plans or are considering switching RDC vendors, with a much higher number expected among larger banks according to Celent.

RDC has quickly become one of the most important differentiators in commercial banking today and can be a formidable marketing tool, according to a February 21, 2008 research report published by Architecture/Infrastructure.  That report further states that RDC has the potential to do for business customers what ATMs and debit cards have done for retail customers through self-service and convenient 24/7 access.  As a result, progressive banks have embraced RDC to acquire new customers, expand their service area footprint, gain low-cost deposit, and grow fee and net interest income—all while reducing their internal check-processing costs, according to the study.  The report also notes that the keys to success with RDC include proactive marketing to the bank’s largest check depositors and customers who have difficulty getting to a branch to make deposits, and that there are strong first-mover advantages, so getting a system deployed at key check deposit customers’ locations is a marketing imperative.

Consumer RDC

We believe that consumers are increasingly adopting a mobile lifestyle and are quickly embracing mobile RDC—the ability for consumers to take a picture of their check with their mobile phone and deposit that check electronically, without visiting a branch or using an ATM.  According to AlixPartners, mobile deposit is the number one mobile feature sought by all smartphone and tablet owners who would switch banks for mobile banking.  AlixPartners also report that 15% of all smartphone and tablet owners have already adopted mobile RDC.  In addition, the Aite Group projects that mobile deposit is projected to expand to 30% of smartphone users by 2016.

In response to high consumer demand, the percentage of the largest financial institutions offering mobile RDC has nearly tripled over the past two years.  In fact, among the Top 25 retail banks, mobile RDC offerings have increased from 22% in 2011 to 48% in 2012 and 64% in 2013 (source:  Javelin Strategy & Research).  Based on these numbers and trends, we believe that Mobile RDC appears destined for mainstream consumer adoption.  A 2012 Celent survey reports that 80% of US financial institutions were planning to offer or considering offering mobile RDC (source:  Celent, “State of Consumer RDC 2012”).  Celent expects the number of financial institutions offering mobile RDC to double over the next year to nearly 1,000 banks and credit unions.

In addition to meeting customers’ needs for mobility and convenience, mobile deposit is also a way for financial institutions to drive cost efficiencies.  Mitek reports that major banks report saving $3.88 with each mobile check deposit compared to a teller deposit, with banks having saved an estimated $100 million in transactions costs as a result.

Business Strategy

Our objective is to be the premier provider of RDC solutions designed to meet the specific requirements for our targeted customers in the financial institutions and FSO marketplace.  We expect that the majority of RDC revenue will be recurring in nature, which will provide us with predictable cash flows in what we believe and are predicted to be a high growth market.  To achieve this objective, we are pursuing the following strategies:

Focus on Targeted Markets

Using a direct sales force, we focus on banks and credit unions of $500 million to $30 billion in asset size and multiple sources serving the unbanked, underbanked and underserved markets.  We believe these institutions represent the best opportunity for acceptance and growth of RDC because they generally have multiple branches and a significant commercial and consumer customer base that would be typical users of RDC.  Many of these institutions often do not have internal marketing capabilities to effectively take advantage of the RDC opportunity as the larger money center institutions do.  We offer a retail RDC solution for financial institutions to offer to their customers.  Our solution is currently also available for the three major current smartphone operating systems; iPhone, Blackberry and Android.  We believe the consumer market will have particular appeal to credit unions, which have historically had a much larger consumer customer base than commercial.  As with the commercial markets, we believe the consumer market is a significant opportunity with high growth potential.

We provide technology, sales, training and marketing support to promote the RDC initiatives to financial institutions.  We believe that this element of our business model is a key competitive differentiator for our company.  We believe that with this support, financial institutions will understand the RDC benefits for their institutions and, even more importantly, the benefits for their customers, providing for a successful RDC initiative within their institution.

Market and Brand our Products and Services Effectively

Our branding and positioning strategy is based on our understanding of our target market needs and the desire to create value for our clients while differentiating Cachet in the marketplace.  For example, we have determined that many small to mid-sized financial institutions do not have internal IT or marketing capabilities to manage new business initiatives outside of their core competencies.  Our technology offering is a hosted solution that is fully managed by our company, thereby eliminating any significant internal changes to the financial institutions’ IT infrastructure, minimizing our clients’ cost and time to develop and deploy an RDC solution.

In addition, we provide technology, sales, training and marketing support to our clients.  We believe that with this support, financial institutions will better understand the RDC benefits for their institution as well as their customers, providing a successful RDC initiative within their institution.  We believe this element of our business model to be a key differentiator for us.

Our market and brand strategy illuminates these differences while building awareness for Cachet through a strong presence at national banking, credit union and FSO tradeshows, securing speaking opportunities, conducting webinars, and executing other social media and target marketing activities.  For more information, see below under the “Marketing Strategy” caption.

Outsourced Functions

We were previously party to a license agreement with Jaguar Software, Inc. under which Jaguar provided our RDC software platform facilitating the efficient and effective installation of RDC capabilities for our customers.  Our licensed software resides in our data center in Minneapolis, Minnesota with a redundant backup in St. Paul, Minnesota.  We offer support for our customers once they have installed our software.  In December 2013, our relationship with Jaguar came to an end. We believe we have adequate alternatives to replace this technology without a material impact to our business.

We are party to a license agreement with Mitek Systems, Inc. under which Mitek provides us with mobile application and server software for our RDC software platform for smartphones, which we call Select Mobile. The software includes a back-end image verification server and mobile applications for iPhone, Blackberry and Android smartphones. The server software for these applications also resides in our data centers, is integrated with our RDC software platform and is managed by us.

New Products & Product Enhancements

It is our plan to develop new products to enhance our core RDC suite of tools.  We will continue to listen to our customers, analyze the competitive landscape and improve our products.  Future enhancements planned include:

•	single sign-on application for our mobile, home and business applications;
•	alternate platforms for home and business (such as tablets);
•	risk mitigation tools that include system-wide duplicate detection;
•	core integration with our back-end processes;
•	partner integration with our back-end processes;
•	expansion of supported mobile technology; and
•	integration into external accounting packages.

Our Revenue Sources

We currently expect that our revenue sources will include both up-front payments associated with initial implementation of RDC Select, including the sale of scanning equipment and additional marketing support, as well as recurring revenue associated with ongoing support and maintenance of our software offering.  Recurring revenue is expected to include fixed monthly service charges to customers for service, transactional fees for items processed, or a combination of both.  We believe that this model of recurring revenue will have a positive impact on our cash flow and valuation.

Competition

Since remote deposit capture incorporates both software and hardware solutions, companies involved with these platforms may be considered competitors if they offer a complete solution to their customers.  Non-hardware or software companies also offer RDC solutions.  These companies typically sell directly to their commercial customers.  Pitney Bowes and Eastman Kodak are two companies we are aware of which offer an RDC solution directly to their customers.  Software companies offering RDC solutions include, but are not limited to, Bluepoint Solutions, Fiserv, Goldleaf ProfitStars, Net Deposit, VSoft, Wausau, and Fidelity Information Services.

Marketing Strategy

As noted previously, Cachet’s market focus is banks and credit unions, as well as FSOs that serve the unbanked and underserved segment of the population.  Within these industries our marketing strategy has revolved around strengthening brand awareness, building thought leadership, and developing and executing targeted lead generation programs promoting Cachet’s key differentiators and innovative products and services.

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Brand Awareness:  Since Cachet’s inception, the company has focused on building and maintaining a strong presence at national banking, credit union and FSO trade shows where we believe there is opportunity for significant exposure through exhibition; conference sponsorships; speaking opportunities and pre-show, onsite and post show communications.

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Thought Leadership:  We also focus on establishing relationships with key industry media and industry associations, which has led to important conference speaking opportunities, as well as interviews and mentions in key print and online publications.  We further distinguish Cachet as a trusted partner and industry leader by leveraging Cachet blog posts, social media, press releases, white papers, webinars and case studies.

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Lead Generation:  We employ a targeted, integrated and content-driven approach to lead generation. We segment our markets based on specific criteria that represent the best opportunity and fit with our capabilities for specific product offerings, and then target these groups with strategic campaigns with content offers designed to generate interest and leads.

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Positioning Statement:  Cachet helps our financial industry clients achieve their business objectives and increase competitive advantage through our industry-leading suite of PC, Mac and Mobile-based remote deposit capture solutions.  With our unique technology platform, customer-centric approach and unprecedented client marketing, we simplify development and minimize cost, helping clients to accelerate speed-to-market and ROI.

Intellectual Property

Like most of our competitors, we generally rely on a combination of patent, copyright, trademark and trade secret laws, internal security practices and employee and third-party confidentiality agreements to protect our various intellectual properties.  We believe that we possess all proprietary rights necessary to conduct our business.

Our ability to enforce our intellectual-property rights is subject to general litigation risks. Typically, when a party seeks to enforce its intellectual-property rights, it is often subjected to claims that the intellectual-property right is invalid, or is licensed to the party against whom the claim is being asserted.  We cannot be certain that our intellectual-property rights will not be infringed upon, that others will not develop products in violation of our intellectual-property rights, or that others may assert, rightly or wrongly, that our intellectual-property rights are invalid or unenforceable.  In instances where we will rely on trade secrets for the protection of our confidential and proprietary business information, we cannot be certain that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become discovered or independently developed by competitors. In general, defending intellectual-property rights is expensive and consumes considerable time and attention of management.  Our involvement in intellectual-property litigation would likely have a materially adverse effect on us and our business, even if we were ultimately successful in defending our intellectual-property rights.

We have applied for patents with regard to how our software is used on the Apple OS X platform and various tablet devices.  We have also applied for patents with regard to certain aspects of the functionality of our software, including check deposit review, approval and fraud-prevention processes, fees and billing processes used by FSO and banks, as well as other capabilities.  While these functions are important features of our RDC product offering, we presently believe that none of them are critical to our overall ability to provide RDC services. Nevertheless, our management does believe that these patents, if ultimately obtained, provide us with a competitive advantage in the marketplace for RDC services.  We do believe, however, that our trademark filing for our “Cachet” name, filed on March 4, 2010 (No. 77/950,367), is material to our business.

Governmental Regulation

We are subject to regulation by federal, state and local governments that affect the products and services we provide.  Generally, these regulations are designed to protect consumers who deal with us and not to protect our shareholders.  As a provider of services to financial institutions, our operations are examined on a regular basis by state regulatory authorities and representatives of the federal Financial Institutions Examination Council, which is a formal interagency body empowered to prescribe uniform principles, standards and report forms for the federal examination of financial institutions and to make recommendations to promote uniformity in the supervision of financial institutions.  In addition, independent auditors may periodically review many of our operations to provide internal control evaluations for our clients, auditors and regulators.

In 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted.  The Dodd-Frank Act introduced substantial reforms to the supervision and operation of the financial services industry, including introducing changes that:

•	affect the oversight and supervision of financial institutions;
•	provide for a new resolution procedure for large financial companies;
•	introduce more stringent regulatory capital requirements;
•	implement changes to corporate governance and executive compensation practices; and
•	require significant rule-making.

The Dodd-Frank Act also established a new federal inter-agency council called the Financial Stability Oversight Council (“FSOC”) and a new federal bureau called the Consumer Financial Protection Bureau (“CFPB”). The FSOC monitors and assesses “systemic risk” to the safety of the U.S. financial system and coordinates the actions of the various regulatory agencies on those issues.  The CFPB is empowered to conduct rulemaking and supervision related to, and enforcement of, federal consumer financial protection laws.  The Dodd-Frank Act has generated, and will continue to generate, numerous new regulations that will impact the financial industry.  It is difficult to predict the extent to which the Dodd-Frank Act, the FSOC, the CFPB or the resulting regulations will impact our business or the businesses of our current and potential clients over the long term.

As a result of the banking capabilities to be offered to consumers through the Select Mobile Money  Premier acquisition, the Company will be required to comply with certain regulations under Gramm-Leach-Bliley Act of 1999  as well as others state regulations. Those regulations are designed to establish, implement and maintain such physical, electronic and procedural safeguards to maintain the security and confidentiality to protect consumer data privacy. The company will be investing in order to become compliant with these regulations and the cost is expected to be $150,000.

Employees

We refer to our employees as our associates.  At March 15, 2014, we had approximately 50 full-time associates, including those added in connection with our acquisition of the Premier Mobile Money Select assets.  Our associates are involved in administration, sales/marketing, technology, engineering and support.

Company History

The Company (DE Acquisition 2, Inc.) was incorporated in the State of Delaware on February 24, 2010.  From that date until the closing of the Merger, the Company was engaged in basic organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and had no business operations apart from that.

Risk Factors

The purchase of shares of our common stock is very speculative and involves a very high degree of risk.  An investment in our Company is suitable only for the persons who can afford the loss of their entire investment.  Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to our securities.

Our operations and business are subject to the risks of an early stage company with little revenue at this time.

Our business will be subject to all the risks inherent in the establishment of a new enterprise and the uncertainties arising from the absence of a significant operating history.  We cannot project whether or when we will become profitable because of the significant uncertainties regarding our ability to generate revenues.  One of the principal challenges that we face is gaining customer acceptance. We face substantial competition from well-established companies with far greater resources, and our potential customers may be more familiar with our competitors and their capabilities.

Our future success will depend upon many factors and variables facing a new business, including factors which may be beyond our control or which cannot be predicted at this time.  We have formulated our business plans and strategies based on certain assumptions regarding the acceptance of our business model and the marketing of our products and services known as “RDC Select.”  However, our assessments regarding market size, market share, or market acceptance of our products and services or a variety of other factors may prove incorrect.  We are a new enterprise and have not previously engaged in the RDC market.  Although certain members of our management have consulted with an existing company offering RDC products and services, none of them has managed or operated a business in this field.  No assurance can be given, therefore, that the business plan for RDC Select can be successfully implemented and result in a profitable business.

We will need additional financing in the future and any such financing may dilute our existing stockholders.

We require additional financing to continue our operations.   Additional financing could be sought from a number of sources, including but not limited to additional sales of equity or debt securities (including equity-linked or convertible debt securities), loans from banks, loans from affiliates of the Company or other financial institutions. We may not, however, be able to sell any securities or obtain any such additional financing when needed, or do so on terms and conditions acceptable or favorable to the Company, if at all. If financing is not available, we may be forced to abandon our business plans or our entire business, or discontinue our preparation and filing of public disclosure reports with the SEC. If we successfully enter into a financing transaction, any additional equity or equity-linked financing would be dilutive to our stockholders, and additional debt financing, if available, may involve restrictive covenants.

There is a significant amount of equity securities issuable by us, in the event that we raise gross proceeds in a private placement equal to at least $3.0 million, on account of automatic and optional conversion features in our borrowing agreements, the result of which could have a significant dilutive impact to our stockholders.

In addition our outstanding options and warrants for the purchase of shares of our common stock, an aggregate principal amount of $3.2 million in outstanding debt of Cachet Financial Solutions Inc. (together with accrued but unpaid interest thereon) is, as a result of the Merger, convertible into shares of Company common stock. Other than with respect to $600,000 in principal amount of outstanding debt (the conversion rights of which are optional for the holder of such debt), these conversion rights generally provide for automatic conversion, upon the completion of a financing transaction in which gross proceeds to the Company are at least $3.0 million, of the debt into the same securities as those sold in the financing transaction at a conversion rate equal to 90% of the price at which such securities are sold. One financier of the Company, Trooien Capital, LLC, has the right (but not the obligation) to advance up to $3.4 million in additional loans, for the purpose of refinancing obligations owed to Michaelson Capital Partners, LLC, a senior secured lender. Upon any automatic or optional conversion of this outstanding debt (including any conversion of additional advances that Trooien Capital may make), the Company would become obligated under the borrowing agreements with these lenders to issue warrants for the purchase of additional shares of common stock (in an amount equal to the number of shares issued upon such debt conversions) at a per-share price equal to 120% of the price at which equity securities are sold in the related financing transaction. In addition, the Company agreed with its senior secured lender, Michaelson Capital Partners, LLC, in connection with an extension of a December 6, 2013 Forbearance Agreement through May 12, 2014, to issue $1.0 million of common shares to Michaelson Capital. The precise number of shares of common stock issued to Michaelson Capital will be determined by reference to the per-share involved in a future of securities offering. All of the shares of common stock that we could become obligated to issue upon conversions of debt, including shares issuable on account of warrants issued upon conversions of debt, are collectively referred to as the “debt conversion shares.” The Company has agreed in its borrowing arrangements with these lenders to register the resale of the “debt conversion shares” described above. The issuance of the debt conversion shares will have a dilutive effect upon our existing stockholders and the overhang from the resale or potential resale of these debt conversion shares on any future market for the Company’s common stock will likely have a material and adverse effect on the price of our common stock.

We have a significant amount of secured and unsecured debt, which could limit or eliminate recovery of your investment if we fail to reach profitability.

We have a substantial amount of indebtedness.  As of December 31, 2013, we had approximately $2.8 million of senior indebtedness, including interest and premiums, to Michaelson Capital Partners, LLC (f/k/a Imperium Special Finance Fund, LP) (“Michaelson”) pursuant to a Loan and Security Agreement dated October 26, 2012, as amended on February 19, 2013 (the “Senior Debt”).  Our debt for borrowed money under the Loan and Security Agreement with Michaelson matured and became due on August 19, 2013.

On December 6, 2013, we entered into a Forbearance Agreement with Michaelson under which Michaelson agreed to forbear from pursuing its remedies under the Loan and Security Agreement through March 6, 2014.  Effective March 7, 2014 the Forbearance Agreement was extended until May 12, 2014. Contemporaneously with the execution and delivery of that Forbearance Agreement, we entered into a Loan and Security Agreement with Trooien Capital, LLC on December 12, 2013.  Under that agreement and related documents, Trooien Capital has the right (but not the obligation) to refinance our Senior Debt owed to Michaelson and Trooien Capital may convert principal and interest into equity at a rate equal to 90% of the price at which securities are sold in a financing transaction in which gross proceeds to the Company are at least $3.0 million.  Loans made to us by Trooien Capital under our Loan and Security Agreement accrue interest at the rate of 10% per annum, and will mature on December 12, 2016.  To date, Trooien Capital has advanced an aggregate of $600,000 to us under our Loan and Security Agreement with them, and all of such proceeds have been applied to amounts we owe to Michaelson.  Based on these arrangements, we may be unable to satisfy the entirety of our Senior Debt owed to Michaelson and, even if we are able to so satisfy Michaelson, we may be unable to satisfy our obligations to Trooien Capital.  Any such failure could have a material and adverse effect on our financial condition, business prospects, and our viability.

At December 31, 2013, we also had approximately $5.6 million in certain secured and unsecured notes, both convertible and non-convertible, that are expressly subordinate to our Senior Debt or otherwise junior. Subsequent to December 31, 2013, we have borrowed an additional $1.70 million to support working capital requirements and repay $470,000 in outstanding debt.  We also borrowed $1.5 million to fund the initial $1.125 million payment for the Select Mobile Money premier acquisition  described above.    If we are unable to pay or refinance the Senior Debt when due, or if we are declared bankrupt or insolvent, these junior noteholders may not recover the value of their notes.  Furthermore, our common stock ranks junior to all of our existing and future indebtedness and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings.  Holders of our common stock may not recover any portion of their investment unless all of our other creditors’ claims are satisfied first.

Our success critically depends on the continued popularity of RDC technologies in general, and our RDC Select solution in particular, achieving and maintaining widespread acceptance in our targeted markets.  If RDC falls out of favor, or if our RDC Select fails to win consumer acceptance, the viability of our business may be threatened.

We expect that our success will depend to a large extent on the continuing broad market acceptance of RDC technologies in general, and on market acceptance of our RDC Select ™ and services among banks and credit unions.  Our target customers may not currently use RDC solutions for a number of other reasons, including unfamiliarity with the technology or perceived lack of reliability.  We believe that the acceptance of RDC Select and our services by our prospective customers will depend on the following factors:

•	the continued importance of RDC technologies and capabilities among end-user consumers
•	our ability to demonstrate RDC Select’s economic and other benefits;
•	our customers’ acceptance of us as a service provider; and
•	the reliability of the software and hardware comprising the RDC Select solution.

Even if we are successful in refining, selling and servicing our products and related solutions, the RDC market may slow or not grow fast enough for us to attain profitability in the near future, if ever.

Under our current business model, we rely upon third parties to provide software integration, hardware, fulfillment, and support and maintenance services in connection with our RDC solutions.

We may develop, but do not currently own, proprietary software for our RDC solutions.  Our RDC platform utilizes software and hardware from third-party vendors such as Mitek Systems Inc., and we expect that we will continue to rely on third-party vendors to create competitive software offerings for our customers and to provide them with state-of-the-art products. We also rely on cooperation among our third-party vendors, and if they are unwilling to work with us or one another to perform needed integration services, our ability to provide competitive software offerings may be adversely impacted. The performance of our RDC solutions depends upon the performance and quality of third party products and services, including hardware fulfillment, support and maintenance.  If the systems provided by third parties develop technical or operations problems, or cannot be scaled to meet the needs of our customers, or the third parties do not perform required services in a timely manner, our business may be materially and adversely affected.

If our products have product defects or we fail to provide agreed upon services to our clients and end users, it could materially damage our reputation, sales and profitability and result in other costs.

The products we provide to our clients and industry partners, including those licensed from third parties and those we develop, are extremely complex and are constantly being modified and improved, and as such, they may contain undetected defects or errors when first introduced or as new versions are released. As a result, we could in the future face loss or delay in recognition of revenues as a result of software errors or defects.  Our contracts with users and partners contain provisions that may require us to remedy malfunctions in our products or the services we provide and to pay damages if we breach our contractual obligations.

There can be no assurance that, despite our reliance on established software vendors and our testing, errors will not be found in products, resulting in loss of revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or service and warranty costs, any of which would have a material adverse effect upon our business, operating results and financial condition.

Our industry is characterized by rapid technological change.  If we are unable to adapt our products and develop or acquire new technology to keep with these rapid changes, we will not be able to obtain or maintain market share.

The market for our product is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and heavy competition.  Furthermore, many of our competitors have greater capabilities and resources to develop and test new technology more rapidly than we do. We must respond to changing technology and industry standards in a timely and cost-effective manner. We may not be successful in acquiring new technologies, developing or acquiring new products or enhancing existing products in a timely and cost-effective manner.  These new technologies or enhancements may not achieve market acceptance.  Our pursuit of necessary technology may require substantial time and expense.  We may need to license new technologies to respond to technological change.  These licenses may not be available to us on financially favorable terms. Finally, we may not succeed in adapting our products to new technologies as they emerge.

Our image in the marketplace could be damaged if our RDC services become unavailable due to human error, power or Internet connectivity issues, or if there are security breaches.

It is important that our RDC solutions servers are available for processing to our customers on a 24/7/365 basis.  We rely on our ISP to provide consistent service and administration, keep up with technical requirements and innovations, and maintain industry standards of redundancy and recovery.  If our ISP does not meet these requirements, our image may suffer in the marketplace and we could lose customers.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.  The financial services industry, and in particular banks and those involved in the check-cashing segment, are concerned about the maintenance of customer privacy and compliance with consumer privacy requirements under laws such as the Gramm-Leach-Bliley Act.  While we strive to comply with all applicable data protection laws and regulations, as well as our own privacy policies, any failure or perceived failure on our part to comply, and even the failure of a competitor of ours in our industry, may result in proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could potentially have a material and adverse effect on our business.

In addition, as nearly all of our products and services are Internet based, the amount of data we store for our users on our servers (including personal information) has been increasing. Any systems failure or compromise of our security, or lapses by competitors in our industry, that results in the release of users’ data could seriously limit the adoption of our products and services, as well as harm our reputation and brand and, therefore, our business. We may also need to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of Internet-based products and services we offer.

Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition, the interpretation and application of consumer and data protection laws in the U.S., Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of users to access our products and services, our products and services may be perceived as not being secure, users and customers may curtail or stop using our products and services, and we may incur significant legal and financial exposure.  Our products and services involve the storage and transmission of users’ and customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation, and potential liability. Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our data or our users’ or customers’ data.  Additionally, outside parties may attempt to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our products and services that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users and customers.

The failure to grow our revenues could adversely affect our ability remain a public reporting company.

We intend to grow our revenues organically, which we expect will require a substantial amount of time, money, and other valuable resources.  If we are unable to grow our revenues quickly enough to pay for our infrastructure and administrative costs, the continued added costs associated with being a public company (e.g., additional legal, accounting and professional consulting costs) may outweigh the benefits of being a public reporting company, and we may ultimately determine or be forced to cease filing our periodic reports with the SEC and de-register as a public company.

If we are unable to manage our growth, our business and results of operations could be adversely affected.

Any new and significant sustained growth will likely place a strain on our management systems and operational resources.  Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force.  If we begin to grow significantly, we cannot be certain that our personnel, systems, procedures and controls will be adequate to support our operations.

We may be required to expend significant resources to comply with governmental regulations.

We are subject to certain U.S. laws and regulations. New laws or new interpretations of existing laws will also impact our business.  Such laws may include the Dodd-Frank Wall Street Reform and Consumer Protection Act that was signed into law on July 21, 2010.  Generally, the Dodd-Frank Act is effective the day after it was signed into law, but different effective dates apply to specific provisions of the Dodd-Frank Act. Uncertainty remains as to the ultimate impact of the Dodd-Frank Act, which could have a material adverse impact either on the financial services industry as a whole, or on our business, results of operations and financial condition.

Because we provide material services to insured depository institutions, we may be subject to certain provisions of the Bank Service Company Act as well as provisions of the Dodd-Frank Act creating the Consumer Financial Protection Bureau (the “Bureau”).  The Bureau prohibits service providers from engaging in unfair, deceptive or abusive acts or practices, as defined by the Bureau, and requires them to conform services to the provisions of federal consumer financial laws, as defined in the Dodd-Frank Act, and prohibits them from committing any act or omission in violation of a federal consumer financial law.  The Bureau has not yet issued any implementing regulations under the foregoing provisions, and therefore the scope, extent and nature of the Bureau’s regulatory, supervisory and enforcement authority is not yet known.  The Dodd-Frank Act provides the Bureau with enforcement powers that include the authority to conduct investigations and adjudication proceedings, and litigation authority, and which authorize the Bureau to, among other things, assess civil money penalties as provided in the Dodd-Frank Act.  At this time, we do not expect that as a service provider the activities of the Bureau will have a material adverse impact on our company and that we will be able to comply with the regulations of the Bureau when they are issued.

In addition, whether or not U.S. laws and regulations that apply to banks and other service providers apply to us, our clients have and may in the future require us to adhere to standards relating to high levels of security, the maintenance of customer privacy and other regulatory areas that they are obligated meet in their compliance with such laws.  There can be no assurance that we will be able to meet such requirements. Any such failure could materially and adversely affect our business and its viability, as well as the price of our common stock.

Changes in banking regulations could negatively affect our business.

Our financial institution clients are subject to the supervision of several federal, state and local government regulatory agencies, and we must continually ensure that our products and services work within the extensive and evolving regulatory requirements applicable to our financial institution clients.  Regulation of financial institutions such as banks can indirectly affect our business. While the use of our products by financial institutions is either not subject to, or is currently in compliance with, banking regulations, a change in regulations or the creation of new regulations on financial institutions, including modifying a financial institution’s ability to offer products and services similar to ours, could prevent or lessen the use of our products and services by financial institutions, which would have a substantial negative effect on our business and operations.

Our success may depend on retaining key personnel and our ability to attract and retain additional personnel.

Our key personnel (including the titles they hold at Cachet and at the Company upon the effectiveness of the Merger) currently include:

•	Jeffrey C. Mack, Chief Executive Officer and President
•	Christopher F. Ebbert, Executive Vice President and Chief Information Officer
•	Lawrence C. Blaney, Executive Vice President of Sales and Marketing

If we fail to retain our key personnel or to attract, retain and motivate additional qualified associates, our ability to maintain and develop our business may be adversely affected.  Our future success depends significantly on the continued service of our key technical, sales and senior management personnel and their ability to execute our growth strategy.  The loss of the services of our key associates could harm our business.   We may in the future be unable to retain our associates or to attract, assimilate and retain other highly qualified associates who could migrate to other employers who offer competitive or superior compensation packages.  If we are unable to hire and retain enough qualified technical, sales and marketing personnel, and management personnel, or if those we hire are not as productive as we expect, we may not be able to achieve our sales plans or maintain our current level of sales.  In any such event, our price of our common stock may decline due to failures to meet expectations, need for additional financing to meet our goals, or both.

Our ability to execute our business strategy may depend on our ability to protect our current intellectual property or intellectual property we may develop in the future, and if any third parties make unauthorized use of our intellectual property, or if our intellectual property rights are successfully challenged, our competitive position and business could suffer.

Our success and ability to compete will depend substantially on our ability to develop proprietary technologies. We own no patents, but in October 2010, we filed a provisional patent application relating to our Apple OS X Internet deposit application. We have filed additional provisional patent applications.  In addition, we expect to rely on trademark and copyright law, trade secret protection and confidentiality agreements with our associates, customers and others to protect our proprietary rights.  Despite our precautions, unauthorized third parties might copy certain portions of our software (as developed) or reverse engineer and use information that we regard as proprietary.  We may not be able to detect infringement and may lose our competitive position in the market.  In addition, competitors may design around our technology or develop competing technologies.  There can be no assurance that we will obtain patents on the inventions disclosed in our provisional application or on any future patent applications, nor can there be any assurance that the scope of any future patent will be sufficiently broad to offer us meaningful protection. Finally, intellectual property rights may be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share.

Companies may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling our products.

Other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our products and services. In addition, we may need to bring legal claims to enforce or protect such intellectual property rights.  Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our resources.

In December 2010, we received notice from a party claiming that one of our trademarks employing the word “Cachet” may infringe that party’s trademarks.  Based on current information, we believe there are substantial and meaningful differences between the relevant trademarks that would in our reasonable judgment preclude a finding of infringement, or that would adversely affect the trademark in question. In the event we are unable to reach an agreement with that third party, we intend to vigorously contest its claims and protect our rights.

We will compete with other companies that are well established and have more resources, and we may also compete against technologies developed in-house by some of our clients or potential clients, all of which puts us at a competitive disadvantage.

The market for remote deposit capture is highly competitive and we expect competition to increase.  Most of our competitors or potential competitors have significantly greater financial, technical and marketing resources than us.  These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements.  They are also able to devote greater resources to the development, promotion and sale of their products than we do.  On occasion, we may also have potential clients who have developed their RDC products and services internally, and so our competition may come from within the clients themselves, sometimes making it more difficult to consummate a transaction due to territoriality, bias toward in-house developed capabilities, or concerns about our support availability in comparison to in-house support.

We expect competitors to continue to improve the performance of their products and to introduce new products, services and technologies.  Successful new product introductions or enhancements by our competitors could affect our sales and the market acceptance of our products, cause intense price competition or make our products obsolete.  To be competitive, we must continue to invest significant resources in research and development, sales and marketing and customer support.  If we do not have sufficient resources to make these investments or are unable to make the technological advances necessary to be competitive, our competitive position will suffer.  Our failure to compete successfully against current or future competitors could seriously harm our business.

Financial institutions are subject to industry consolidation, and we may lose clients with little notice, which could adversely affect our revenues.

The financial institution industry is prone to consolidations that result from mergers and acquisitions.  Other financial institutions that do not use our products and services may acquire our existing clients and then convert them to competing products and services.  Most of our contracts provide for a charge to the client for early termination of the contract without cause, but these charges are insufficient to replace the recurring revenues that we would have received if the financial institution had continued as a client.

If we fail to maintain adequate internal controls over financial reporting, then our business and operating results could be harmed.

Internal controls over financial reporting are processes designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Failure to maintain effective internal controls over financial reporting in the future could cause us to fail to meet our reporting obligations, cause our financial statements to contain material misstatements, and harm our business and operating results.  Even if we do not experience material weaknesses, our internal controls may not prevent all potential errors, because any control system, regardless of its design, can provide only reasonable, and not absolute, assurance that the objectives of the control system will be achieved.

Because of the fact that our Company was once a “shell company” under applicable SEC rules, our shareholders will not be able to rely on the safe harbor provisions of Rule 144 to resell their shares until at least February 12, 2015 and possibly later, which fact will make it materially more difficult to sell shares of our Company absent registration of such transaction.

Our Company (f/k/a DE Acquisition 2, Inc.) was a “shell company” from inception through the date of the Merger and acquisition of the Cachet business.  Paragraph (i) of Rule 144 applies to companies that are, or that once were (regardless of how long ago), and prohibits the reliance of any shareholder of a current or former shell company on the safe harbor provisions of Rule 144 unless at least one full year has elapsed since the filing by that company of information respecting a new or acquired business that is required under Form 10 promulgated by the SEC.  We originally filed this information under cover of Form 8-K on February 12, 2014 as a result of the Merger.  Therefore, we do not expect any shareholders to be able to rely on the safe harbor provisions of Rule 144 until at least February 12, 2015.  In addition, it is possible that we or the SEC will take the position that complete Form 10 information was not filed until the date of this amended report, in which case shareholders may not be able to rely on Rule 144 for the sale of their shares until at least March 31, 2015.  Regardless, absent the registration of the resale of any shares, our shareholders will not be able to publicly resell their shares until such times.  As such, shareholders will be required to hold their shares or engage in private sales that are otherwise not violative of the Securities Act of 1933.  As a result, our shareholders will not be able to sell their shares when and as they wish in reliance on Rule 144, or at prices or in ways that they may believe are appropriate, until the one-year period has expired.

We do not anticipate paying any dividends on our common stock in the foreseeable future.

In the foreseeable future, we do not expect to declare or pay any cash or other dividends on our common stock. In addition, our current debt agreements restrict us from paying dividends and future borrowing arrangements may prevent us from paying dividends on our common stock during such time as we are borrowers subject to those terms. This means that the sole means of our stockholders making a profit on a purchase of our common stock must occur through appreciation in the price of our common stock on the market. As indicated elsewhere, our Company, business and industry, and an investment in our common stock is subject to numerous risks. Stockholders may be unable to sell their stock at times and at prices that they believe are reflective of the true value of their shares, if at all.

Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company, which could adversely affect the price of our common stock.

Our Articles of Incorporation, Bylaws and Delaware law contain provisions that could make it more difficult for a third party to obtain control of us.  For example, Delaware law contains a control share acquisition statute and a business combination statute.

Being a public company results in additional expenses and diverts management’s attention, and could also adversely affect our ability to attract and retain qualified directors.

Upon the Merger between Cachet and the Company, the business of Cachet must now bear the expenses associated with being a public reporting company.  As a public reporting company, the Company is subject to the reporting requirements of the Securities Exchange Act of 1934.  These requirements generate significant accounting, legal and financial compliance costs, and make some activities more difficult, time consuming or costly, and may place significant strain on our personnel and resources.  As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations.  These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance.  If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.

In addition, investors should understand that our historical financial statements contained in this report do not presently include or reflect any of the costs or strains of being a public reporting company. As a consequence, an investor should understand that our general and administrative expenses can be expected to increase as a result of our becoming a public reporting company.

The protection provided by the federal securities laws relating to forward-looking statements does not apply to us. The lack of this protection could harm us in the event of an adverse outcome in a legal proceeding relating to forward-looking statements made by us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a recognized national securities exchange.  Our common stock does not trade on any recognized national securities exchange.  As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.  The lack of this protection in a contested proceeding could harm our financial condition.

The officers and directors of Cachet possess controlling voting power with respect to our common stock, which will limit your influence on corporate matters.

The officers and directors of Cachet collectively possess beneficial ownership of 58.67% of our voting stock as of the date of this report.  As a result, our insiders have the ability to outrightly control our management and affairs through the election and removal of our Board of Directors and all other matters requiring stockholder approval, including the future merger, consolidation or sale of all or substantially all of our assets.  This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders.  Furthermore, this concentrated control will limit the practical effect of your participation in Company matters, through stockholder votes and otherwise.

Our Certificate of Incorporation grants our Board of Directors the power to issue additional shares of common and preferred stock and to designate other classes of preferred stock, all without stockholder approval.

Our authorized capital consists of 520 million shares of capital stock.   Our Board of Directors, without any action by our stockholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Delaware law.

The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our common shares.  The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock.  Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute our book value per share.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks to our investors may exist since we became public through a “reverse merger.” Security analysts of major brokerage firms may not provide coverage of our Company since, because we became public through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock.  In addition, because of past abuses and fraud concerns stemming primarily from a lack of public information about newly public businesses, there are many people in the securities industry and business in general who view reverse merger transactions with suspicion.  Without brokerage firm and analyst coverage, there may be fewer people aware of us and our business, resulting in fewer potential buyers of our securities, less liquidity, and lower stock prices for our investors than would be the case if we had become a public reporting company in a more traditional manner.

Our common stock presently is not listed for trading on any market or listing service.

Our common stock presently is not listed for trading on any securities market or over-the-counter listing service.  We anticipate that a registered broker-dealer will apply for a ticker for our common stock on the OTC Bulletin Board in the near future, but we will not be in a position to control this application process.  As a result, it is possible that we will not be able to obtain a ticker or listing for our common stock on any market or listing service.

Even if our common stock were to be quoted on the OTC Bulletin Board, a listing on the OTC Bulletin Board is generally understood to be a less active, and therefore less liquid, trading market than other types of markets such as a stock exchange.  Compared to a listing on a stock exchange, a listing on the OTC Bulletin Board can be expected to have an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us and our common stock. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.  In addition, we would initially anticipate small trading volume in our common stock, which will likely make it difficult for our stockholders to sell their shares as and when they choose.  Small trading volumes generally depress market prices. As a result, we believe that you may not be able to resell shares of our common stock publicly, if at all, at times and prices that you feel are fair or appropriate.

Even if we obtain a listing, our common stock will likely initially be a “penny stock,” which may make it difficult to sell shares of our common stock.

Even if our common stock were to become listed or quoted, it would likely be categorized as a “penny stock” subject to the requirements of Rule 15g-9 under the Securities and Exchange Act of 1934.  Under this rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC.  Under applicable regulations, our common stock will generally remain a “penny stock” until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until we meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2 million if we have been operating for at least three years or $5 million if we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6 million for each of the last three years.

The penny-stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny-stock transactions.  As a result, there is generally less trading in penny stocks.  If you become a holder of our common stock, you may not always be able to resell shares of our common stock in a public broker’s transaction, if at all, at the times and prices that you feel are fair or appropriate.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including but not limited to not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.

We have elected to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our consolidated financial statements may not be comparable to the financial statements of other public companies.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”  In this regard, we will remain an “emerging growth company” for up to five years after the first sale of our common equity securities under an effective registration statement, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the next following December 31.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions.  If investors were to find our securities less attractive as a result of our election, our stock price may be adversely affected.

Description of Property

We lease approximately 22,212 square feet of space at 18671 Lake Drive East, Minneapolis, MN 55317, pursuant to a lease terminating on August 31, 2016 at an average rental rate of $22,212 per month.

Legal Proceedings

Cachet is not currently involved in any material legal proceedings.  We are aware, however, of an entity named Cachet Banq that contacted us in December 2010 relative to their U.S. Trademark Registration No. 2,857,465 (registered on June 29, 2004) for the standard character mark CACHET covering “financial services, namely automated clearing house processing services for the payroll service industry.”  Cachet Banq has alleged that our use of “CACHET” infringes on their federal trademark registration.  We have denied that our use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and we expect to vigorously defend any future claims made by Cachet Banq.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholders Matters

Market Information

Our common stock is not, and has never been publicly traded. As such, there is currently no market for our common stock. We anticipate that one or more registered broker-dealers may apply to have our common stock listed on the OTC Bulletin Board following the filing of this report. Nevertheless, the process of applying for quotation on the OTC Bulletin Board is undertaken and controlled by one or more market-makers (broker-dealers who agree to make a market for our common stock) and is largely outside of our control. Accordingly, we cannot be certain that our common stock will be listed on the OTC Bulletin Board or that, even if listed at some time in the future, an active market will ever develop.

As of the date of this filing, we had outstanding 6,333,248 shares of common stock. As of the date of this filing, we had outstanding options for the purchase of up to 827,542 shares of our common stock, and outstanding warrants for the purchase of 1,209,462 shares of our common stock. In consideration of the extension of the forbearance by a senior secured lender (Michaelson Capital Partners, LLC), we agreed to issue $1.0 million in common shares, with the number of shares determined by reference to the per-share involved in a future securities offering. In addition, an aggregate principal amount of $3.2 million in outstanding debt of Cachet Financial Solutions Inc. (together with accrued but unpaid interest thereon) is, as a result of the Merger, convertible into shares of Company common stock upon the completion of a financing transaction. Other than with respect to $600,000 in principal amount of outstanding debt (the conversion rights of which are optional for the holder of such debt), these conversion rights generally provide for automatic conversion, upon the completion of a financing transaction in which gross proceeds to the Company are at least $3.0 million, of the debt into the same securities as those sold in the financing transaction at a conversion rate equal to 90% of the price at which such securities are sold. One financier of the Company, Trooien Capital, LLC, has the right (but not the obligation) to advance up to $3.4 million in additional loans, for the purpose of refinancing obligations owed to Michaelson Capital Partners, LLC. Upon any automatic or optional conversion of this outstanding debt (including any conversion of the principal advances that Trooien Capital may make), the Company would become obligated under the borrowing agreements with these lenders to issue warrants for the purchase of additional shares of common stock (in an amount equal to the number of shares issued upon such debt conversions) at a per-share price equal to 120% of the price at which securities are sold in the related financing transaction. All of the shares of common stock that we could become obligated to issue upon conversions of debt, including shares issuable on account of warrants issued upon conversions of debt, are collectively referred to as the “debt conversion shares.”

As of the date of this filing, there are approximately 456,487 shares of common stock that may potentially be sold without restriction and limitation. As of the date of this filing, the Company has agreed to register the resale of the “debt conversion shares” described above.

Holders

As of the date of this filing, we had approximately 70 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and do not anticipate paying any such dividends in the near future. Instead, we intend to use any earnings for future acquisitions and expanding our business.  In addition, borrowing agreements with our senior secured and certain other lenders prohibit us from paying dividends on our common stock at this time.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth certain information, as of the close of business on December 31, 2013, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	272,543	(1)	$3.15	352,458

Equity compensation plans not approved by security holders	555,000	(2)	$3.65	-

(1)
All of these securities relate to securities originally issuable under an equity compensation plan of Cachet, the Cachet Financial Solutions Inc. 2010 Equity Incentive Plan, approved by Cachet shareholders prior to the Merger.  In connection with the Merger, these securities and the associated plan were assumed by the Company and approved by its shareholders, but no further incentive grants will be made under that plan. Securities issuable under the Cachet Financial Solutions Inc. 2010 Equity Incentive Plan and otherwise generally vest ratably over a three-year period.

(2)	These securities generally vest over two to three years.

2014 Stock Incentive Plan

Immediately after the Merger, the Company adopted the 2014 Stock Incentive Plan effective February 12, 2014.  The plan will be administered by the Board of Directors of the Company or a committee thereof.  The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant incentives for up to 100,000 common shares to new employees of the Company who are not officers of the Company during each fiscal year.  Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares.  Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors.  An aggregate of 1,521,621 shares of common stock are issuable under the plan.  No person shall receive grants of stock options and SARs under the plan that exceed, in the aggregate 400,000 shares of common stock in any one year.  The term of each stock option shall be determined by the board or committee, but shall not exceed ten years.  Vested stock options may be exercised in whole or part by the holder giving notice to the Company.  Options under the plan may provide for the holder of the option to provide payment for the exercise price of surrender shares equal to the exercise price.

Transfer Agent and Registrar

Our transfer agent is Corporate Stock Transfer, Inc., located at 3200 Cherry Creek Drive S., Denver, Colorado 80209. The transfer agent’s telephone number is (303) 282-4800. The transfer agent is registered under the Securities and Exchange Act of 1934.

Rule 144(i)

In general, under Rule 144, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least six months from the later of the date of issuance by a public reporting issuer or acquisition from an affiliate of that issuer, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of common stock or the average weekly trading volume of shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale.  Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the public reporting issuer.  After one year has elapsed from the later of the issuance of restricted securities by the public reporting issuer or their acquisition from an affiliate of that issuer, persons who are not affiliates under the rule may sell such securities without any limitation.

Nevertheless, special limitations under Rule 144 apply to our Company and its shares due to the fact that the Company was once a “shell company” as defined in Rule 405 under the Securities Act of 1933.  In fact, the Company (f/k/a DE Acquisition 2, Inc.) was a “shell company” from inception through the date on which the Merger was consummated and the business of Cachet was acquired.  Because the Company was once a “shell company,” paragraph (i) of Rule 144 prohibits the reliance of any shareholder on the safe harbor provisions of Rule 144 unless at least one full year has elapsed since the filing by our Company of information respecting the business Cachet that is required under Form 10 promulgated by the SEC.  We originally filed this information on February 12, 2014 as a result of the Merger.  Therefore, we do not expect any shareholders to be able to rely on the safe harbor provisions of Rule 144 until at least February 12, 2015.  In addition, it is possible that either we or the SEC will take the position that complete Form 10 information was not filed until the date of this amended report, in which case shareholders may not be able to rely on Rule 144 for the sale of their shares until at least March 31, 2015.

Management’s Discussion and Analysis or Plan of Operation

Overview—Merger

Pursuant to an Agreement and Plan of Merger and Reorganization dated January 14, 2014, by and among DE Acquisition 2, Inc., a Delaware corporation (referred to throughout this report as the “Company”), Cachet Acquisition Co., a Minnesota corporation and wholly owned subsidiary of the Company (referred to throughout this report as the “Merger Sub”), and Cachet Financial Solutions Inc., a Minnesota corporation (the business of which is the provision of remote deposit capture solutions to commercial banks and credit unions as well as financial services organizations) (referred to throughout this report as “Cachet”), Merger Sub merged with and into Cachet, with Cachet remaining as the surviving entity in the merger and thereupon becoming a wholly owned operating subsidiary of the Company.  This transaction is referred to throughout this report as the “Merger,” and the above-identified Agreement and Plan of Merger and Reorganization, as amended on February 11, 2014, is referred to throughout this report as the “Merger Agreement.”  The Merger was effective as of the close of business on February 12, 2014, upon the filing of Articles of Merger with the Minnesota Secretary of State (the “Effective Time”).

At the Effective Time and pursuant to the Merger Agreement:

•
each share of common stock of Cachet issued and outstanding immediately prior to the Effective Time was converted into the right to receive 10.9532 validly issued, fully paid and non-assessable shares of the Company’s common stock (with fractional shares rounded down to the nearest whole number) (the “Exchange Ratio”);

•
all issued and outstanding shares of common stock of Merger Sub held by the Company immediately prior to the Effective Time were converted into and became one validly issued, fully paid and non-assessable share of common stock of Cachet; and

•
all securities convertible into or exercisable for shares of Cachet common stock (including shares of common stock of Cachet issuable upon exercise of issued and outstanding options and warrants) that were outstanding immediately prior to the Effective Time were converted into securities convertible into or exercisable for that number of shares of common stock of the Company as the holders thereof would have been entitled to receive if such Cachet securities had been converted into or exercised for shares of common stock of Cachet immediately prior to the Effective Time, based on the Exchange Ratio.  As part of this conversion, the price at which the holders securities convertible into and exercisable for common stock of the Company will be required to pay in connection with their later conversion or exercise is equal to the quotient obtained by dividing (i) the per-share price at which their related options and warrants for the purchase of common stock of Cachet were exercisable prior to the Effective Time by (ii) the Exchange Ratio.

The Merger represents a change in control of the Company inasmuch as greater than 50% of the issued and outstanding voting stock of Company, on a post-Merger basis, is now held by the former holders of Cachet securities.  As a result of the Merger, the Company now owns Cachet and the entire business of Cachet.

The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

Effective March 16, 2014 the Company effected a reverse stock split whereby each 10.9532 shares of common stock was exchanged for 1 share of common stock. Additionally, the number of shares and exercise prices of stock options, warrants and convertible securities were correspondingly adjusted. All share and per share figures referenced in this report reflect that reverse split.

Overview—Business and Development of Business

Cachet provides remote deposit capture (RDC) solutions targeting specific financial institution markets and financial service organizations including, but not limited to, banks, credit unions, card issuers, check cashers and pay-day lenders throughout the U.S.  Our service offering, marketed as RDC Select™, is a fully hosted platform, developed to run on both Windows & Mac operating systems, eliminating the need for institutions to manage their own RDC operations by having to install an RDC infrastructure that requires staffing for implementation, support and data management.  Further, we offer an RDC Select Mobile product designed to allow the user to remotely take a picture of the front and back of the check and deposit to their account at their financial institution remotely.  The mobile product is also available to customers of financial service organizations, allowing the user to take a picture of the front and back of the check, submit to their FSO for their approval and, subject to the approval communicated via the user’s smartphone in real time, loading the funds from the check onto a pre-paid debit card.  Additionally, we will provide marketing, sales and training support to assist the institutions with their sales efforts of RDC to their customers.

The Company was formed in 2010 to develop and deploy the RDC capability to a broad base of small to mid- sized financial institutions. Company operations since formation have principally consisted of 1) the build out of the necessary capabilities to deliver the RDC capability to clients, 2) the development of the sales and marketing function to grow the client base and 3) the development of corporate and administrative support functions to support the Company’s planned growth.

In 2012, the Company began to increase its client base, adding clients that are expected to generate the transaction volume based revenue that the Company’s business model is based upon. While they are expected to continue to increase, revenues from transaction volume has not yet grown to the level needed to support the Company’s current cost structure.  As a result, the Company has incurred operating losses since inception. The operating losses, combined with the financing and interest costs, have resulted in cumulative losses of $36.6 million since inception.

Personnel and related costs comprise approximately 70% of the Company’s cash operating costs with marketing and travel costs comprising another 8%. With the exception of a portion of the marketing and travel costs, most of these costs are relatively fixed in nature.

Our revenue sources include:

•
Up-front payments associated with our initial implementation of RDC Select (or other product offerings) for our customers, which may include payments for the sale of scanning and related equipment and payments for additional marketing support from our Company; and

•	Recurring revenue associated with ongoing support and maintenance of our software.

Recurring revenue is expected to include fixed monthly service charges to customers for our service, transactional fees for the number items processed, or a combination of both.  We believe that this model of recurring revenue will have a positive impact on our cash flow and valuation.  Reliance on recurring revenues will mean, however, that transactional volume will likely be a key metric for our ability to scale and generate sufficient revenues to ultimately become profitable.

RDC Select and RDC Select Mobile revenue models are the same.  The only significant difference between the revenues generated by the two product offerings is that RDC Select generates a higher initial subscription fee and a lower variable transaction fee as compared to the revenue generated by RDC Select Mobile.

Critical Accounting Policies

Summary of Significant Accounting Policies. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements is as follows:

Basis of Presentation.  The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. From its inception to December 31, 2013, the Company has cumulative operating losses of approximately $36.6 million, and as of December 31, 2013, its current liabilities exceed its current assets by approximately $5.7 million. In 2014, the Company expects to continue to grow its client base and increase its revenues through higher RDC transaction volumes. However, the Company is expected to continue to incur significant operating losses through 2014. In addition, the Company completed a business acquisition in 2014 that will require cash ranging from $1.125 to $2.125 million, of which $1.125 million has been paid to date. The Company has engaged an investment firm to assist in raising additional capital through the issuance of a combination of debt and equity. The Company is also currently in default on its borrowings with a senior secured lender (Michaelson Capital Partners, LLC) as well as other debt agreements. The senior lender has agreed not to exercise its rights under the default until March 6, 2014 (subsequently extended to May 12, 2014).  Since December 31, 2013, the Company has extended the maturity dates of $1.025 million of current debt to February 2015 and the balance sheet classification at December 31, 2013 reflects these extensions. The Company’s ability to continue as a going concern through 2014 is dependent on raising additional capital to 1) support operations and refinance maturing debt and 2) obtain satisfactory resolution of the default on or refinance its senior borrowings.  There is no assurance the Company will be successful in raising the needed capital and resolving the default. The financial statements do not include any adjustments that might result from the outcome of these uncertainties

Revenue Recognition. The Company generates revenue from the following sources: (1) subscription and support fees (2) transaction volume fees, (3) fees related to the implementation of RDC software for clients, and (4) professional services such as client specific software customization and other products and services.

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery or performance of services has occurred, the price is fixed and determinable and collection is reasonably assured.   The following is the Company’s revenue recognition policy for each source of revenue:

•	Subscription and support fees are recognized over the contract period.

•	Transactional volume fees are recognized as transactions are processed and monthly services performed.

•
Implementation fees are recognized over the term of the contract or expected life of the contract where no contractual term exists. Generally, client agreements are entered into for 12 to 36 months. A majority of the implementation service component of the arrangement with customers is performed within 120 days of entering into a contract with the customer.

•
Professional fees and other revenues include fees from consultation services to support the business process mapping, configuration, integration and training and are recognized when the service is performed.

Deferred revenue represents amounts billed to, or paid by clients, in advance of meeting the revenue recognition criteria.

Cost of Revenue.  Cost of revenue primarily consists of costs related to hosting the Company’s cloud-based application, providing customer support, data communications expense, salaries and benefits of operations and support personnel, software license fees, amortization expense associated with acquired developed technology assets, and property and equipment depreciation.

Cash and Cash Equivalents.  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at one financial institution and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable.  Accounts receivable represent amounts due from customers.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts was approximately $89,000 and $10,000 as of December 31, 2013 and 2012, respectively. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the credit risk.

Property and Equipment.  Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Item	Estimated Life
Computer and data center equipment	3 years
Purchased software	3 years
Leasehold improvements	3-5 years, or lease term if less
Furniture and fixtures	7 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported

Deferred Financing Costs.  Deferred financing costs are capitalized and amortized over the lives of the related debt agreements. The costs are amortized to interest expense using the effective interest method.  In the event debt is converted or paid prior to maturity, any unamortized issuance costs are charged to expense.

Deferred Commissions.  The Company capitalizes commission costs that are incremental and directly related to the acquisition of customer contracts. Commission costs are capitalized and amortized over the term of the related customer contract.

Advertising.  Advertising costs are expensed as incurred and are included in sales and marketing expense on the accompanying statements of operations.

Net Loss Per Common Share.  Basic and diluted net loss per common share for all periods presented is computed by dividing the net loss available to common shareholders by the weighted average common shares outstanding and common stock equivalents, when dilutive. Potentially dilutive common stock equivalents include common shares issued pursuant to stock warrants, stock options and convertible note agreements. Common stock equivalents were not included in determining the fully diluted loss per share as they were anti-dilutive.

Fair Value of Financial Instruments.  The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures.  Warrants issued with price protection features are recorded at fair value on a recurring basis.  The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:

•	Level 1 Inputs—Quoted prices for identical instruments in active markets.
•
Level 2 Inputs—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 Inputs—Instruments with primarily unobservable value drivers.

The warrants that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes-Merton option pricing model under probability weighted estimated outcomes.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.  Significant estimates include the Company’s ability to continue as a going concern, allowance for doubtful accounts, assumptions used to value stock options and warrants, conversion incentive and share purchase price adjustment, and the value of shares of common stock issued for services.

Stock-Based Compensation. The Company accounts for stock-based compensation using the estimated fair values of warrants and stock options. For purposes of determining the estimated fair values the Company uses the Black-Scholes-Merton option pricing model.   The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.  The fair values of stock award grants are determined based on the number of shares granted and estimated fair value of the Company’s common stock on the date of grant.

Research and Development Costs.  The Company considers those costs incurred in developing new processes and solutions to be research and development costs and they are expensed as incurred.

Inception to Date Financial Results

The Company’s cumulative losses to date of $36.6 million include operating losses of $23.6 million and interest and non-operating charges totaling $13 million. The operating losses are the result of the Company’s early stage of development whereby only minimal revenues have been generated. The cost structure, both technology and personnel to support the RDC application, and the selling, general and administrative functions of the expected business in the future, has been built in advance of the revenue growth. As the Company has added clients and those clients customers begin to generate the transaction volume based revenue contemplated by the Company’s business model, operating performance is expected to improve in 2014.

Costs related to interest costs including the accretion of discount on debt issued contributed $9.2 million of the cumulative loss through 2013. Those costs were driven by the borrowings need to support the Company’s cost structure in the absence of significant revenue and working capital needs, as well as the high cost of debt due to the Company’s early stage of development. Through 2013, a significant portion of debt and related interest has been converted to equity and the cost of debt service has been reduced.  In addition to the cost of debt, the Company completed several transactions to facilitate the conversion of debt and warrants to equity through the exchange of securities. The charges for those exchanges totaled $3.1 million in 2013.

Results of Operations for Years Ended December 31, 2013 and 2012

Net Loss. Our net loss in 2013 was $13.97 million compared to $12.90 million in 2012. Our $8.04 million operating loss in 2013 was essentially unchanged from 2012 as our revenues increased at a faster pace than our cost of revenue and we began to gain leverage on the fixed cost of support operations, reducing our gross loss by $393,000. Our operating expenses increased by $490,000 as product research and development and stock compensation expense both increased.

Revenue. Our revenue in 2013 was $1.18 million, an increase of 216% compared to 2012. Approximately two-thirds of our revenue was generated from transactional volume fees and other support services. The remaining one-third was from implementation fees that are recognized over the lives of our contracts with financial institutions. As expected, as more clients have implemented the RDC technology begin to process more significant RDC transaction volumes, the mix of revenues has shifted to transactional volume fees from implementation fees. As of December 31, 2013, we had entered into agreements to provide RDC with approximately 230 total clients. Approximately 130 of those clients were “active,” meaning that they have implemented the RDC software enabling the processing of customer transactions. In 2012, we generated revenue of $370,000, approximately half of which was generated from implementation fees and the remainder from transaction volume fees and other support services. As of December 31, 2012, we had approximately 130 total clients, of which 40 were active.

Cost of Revenue.  Cost of revenue in 2013 was $2.46 million, a 20% increase over the $2.05 million in 2012. Cost of revenue consists primarily of our costs of deploying and supporting the RDC capability.   The increase in spending in 2013 as compared to 2012 was primarily due to an increase in personnel and greater investment in technology assets.  That increase was less than the increase in revenues as the Company began to leverage its relatively fixed costs of providing RDC services. As a result of our investment in fixed costs to support current and expected future operations, and the relatively early stage of recurring revenue generation, the reported gross loss may not be representative of our operating model.  Similar to our revenue expectations, the dollar amount of our variable component of our cost of revenue is expected to increase as transaction volume increases and we pay volume-based costs. We also expect to continue to gain leverage on the fixed portion of our cost of operations.

Operating Expenses. Operating expenses in 2013 were $6.76 million compared to $6.27 million in 2012.   The increase in operating expenses over 2012 was driven by an increase in the in employee and contract services costs. An increase of $390,000 in stock compensation expense was the largest driver of the increase in general and administrative expense and was due to a higher number of shares granted and immediately vested, as well as the compensation cost attributable to the reduction in the exercise price of certain previously granted options. Additionally, research and development costs increased $516,000 as we continue to develop new features and solutions to help differentiate our service offerings in the marketplace. Offsetting these increases was a $691,000 decrease in sales and marketing expense due to reduced marketing and trade show costs.

Interest Expense. Our interest expense in 2013 was $2.80 million in 2013 compared to $4.38 million in 2012. The decrease was driven by the conversion of approximately $6.4 million in debt into common stock in February 2013.  Additionally, the accretion of discount and amortization of financing costs decreased to $1.20 million in 2013 from $3.3 million in 2012 as a significant portion of our debt had reached its stated maturity and we are no longer amortizing debt discount. These decreases were offset by a prepayment premium of $750,000 as described in Note 5 to the financial statements.

Other Non-Operating Expense. In 2013, we recorded $3.07 million in charges for the excess of the fair value of common shares issued in the conversions of debt and warrants into common stock. Specifically these non-cash charges include, (a) $674,000 related to shares issued as consideration to incent noteholders to convert their debt to equity, (b) in conjunction with that conversion, $1.71 million related to the issuance of shares to adjust the conversion rate of previously converted debt, and  (c) $681,000 related to the issuance of shares in exchange for the cancellation of outstanding common stock purchase warrants.

In 2012 we recorded a reserve based on the expected collectability of a $500,000 note receivable relating to an advance we made to a business venture assisting us in securing financing.

Liquidity and Capital Resources

Financial Condition.  At December 31, 2013 and 2012 we had $151,000 and $83,000, respectively, in cash and cash equivalents.  Our cash and cash equivalent balances consist of cash and short-term money market instruments.  Our financial condition and prospects critically depend on our access to financing in order to continue funding operations. In 2013 the cash used in operating activities was $6.43 million, a decrease from $7.54 million in 2012.  Much of our cost structure arises from personnel and related costs and therefore is not presently subject to significant variability.  We have historically utilized borrowings from accredited investors, including affiliates, to fund our working capital needs, and have borrowed $1.2 million for such purpose thus far in 2014. We will need to raise additional capital through one or more offerings of securities and use a portion of the proceeds of the capital raised to repay debt obligations currently due or scheduled to mature in 2014. To the extent capital raised is insufficient to meet the working capital needs of operations and meet debt repayment requirements, we will need to either extend, refinance or convert to equity, debt that is either due or past due or expected to become due in 2014. As of December 31, 2013, a total of $7.1 million in debt was outstanding, of which $1.7 million was past due and an additional $1.5 million will be due in 2014.

As of March 26, 2014, the Company had an aggregate of $9.62 million in debt outstanding.  The Company is also currently in default on its borrowings with a senior secured lender (Michaelson Capital Partners, LLC) as well as other debt agreements aggregating to approximately $1.663 million as of March 26, 2014. The Company’s senior lender, Michaelson Capital Partners,  LLC (which lender the Company owes approximately $1.563 million as of March 26, 2014), has agreed not to exercise its rights under the default until March 6, 2014 (subsequently extended to May 12, 2014).

Management believes the Company will need to continue to raise capital to support operations. Cash on hand at the date of this report is expected to be sufficient through April 2014, although the Company is actively engaged in identifying financing sources. For next 12 months of operations, management estimates the Company will require approximately $7.2 million in additional financing to fund operations (based on our current monthly cash expenditures, net of current monthly collections, of approximately $600,000). Additional financing could be sought from a number of sources, including but not limited to additional sales of equity or debt securities (including equity-linked or convertible debt securities), loans from banks, loans from affiliates of the Company or other financial institutions. We may not, however, be able to sell any securities or obtain any such additional financing when needed, or do so on terms and conditions acceptable or favorable to the Company, if at all. If financing is not available, we may be forced to abandon our business plans or our entire business, or discontinue our preparation and filing of public disclosure reports with the SEC. If we successfully enter into a financing transaction, any additional equity or equity-linked financing would be dilutive to our stockholders, and additional debt financing, if available, may involve restrictive covenants.

Cash Flow.  Net cash used in operating activities for the year ended December 31, 2013 was $6.43 million, an improvement from  $7.54 million in 2012.  Our net loss in 2013 was $1.06 million more than 2012, although when adjusted for non-cash charges in our statement of operations, our cash flow from operations before changes in working capital improved by $402,000 compared to 2012.  Changes in working capital included growth in deferred revenue to $687,000 in 2013 as compared to $163,000 in 2012, due primarily to receipt of implementation and prepaid transaction fees associated with new clients.  Additionally, accrued interest increased primarily as a result of the payoff premium on our senior secured debt.  Purchases of fixed assets of $80,000 was significantly less than the $427,000 in 2012 as most of the technology assets needed to support current business needs were in place by the end of 2012. Net borrowings of $5.4 million after debt issuance costs in 2013 included issuance of notes and warrants as well as borrowings of an additional $1.06 million under our senior secured financing arrangement. We also repaid $1.0 million of amounts owed under our senior secured financing arrangement. In addition, we received net proceeds from the issuance of common stock and exercise of stock options aggregating $1.2 million.  Proceeds from these debt and equity financings were used to fund cash used in operating activities.

Debt and Capital Resources. Since inception in February 2010, we have raised capital to support operating losses incurred in development of our RDC capability infrastructure, the marketing expenses to increase our client base and the general and administrative functions to support our planned growth.  Our net losses from inception through December 31, 2013 of $36.6 million have been funded primarily through the issuance of debt and warrants and borrowings under our senior secured financing agreement.

Additionally, we entered into a borrowing arrangement with Trooien Capital LLC under which that financier may, but is not obligated to, fund the refinancing of senior debt due and owing to Michaelson Capital Partners LLC.  Subsequent to December 31, 2013, we have borrowed an additional $1.70 million to support working capital requirements,  as well as  repay $470,000 in outstanding debt. We also borrowed $1.5 million to fund the initial $1.125 million payment for the Select Mobile Money Premier acquisition.

The Company plans to raise additional capital in order to support the ongoing cash needs of operations including both working capital and the potential contingent consideration that may be due under the terms of our Select Mobile Money Premier acquisition. That capital may be raised in the form of a private equity offering or issuance of additional debt.   Additionally, certain of the Company’s debt, specifically the outstanding borrowings under the Loan and Security Agreements with senior debt holders Michaelson Capital Partners, LLC and Trooien Capital, LLC, will need to be either extended or refinanced.

In addition to the placement of debt and equity, we have used a bank a credit facility through October 2012, at which time outstanding borrowings of $1.105 million under the facility were replaced by a loan of equal amount from a director.  We also have a loan with a commercial bank that is due on demand and is being repaid in monthly installments.

Below is a summary of our debt obligations as of December 31. Note 5 to the financial statements contains additional information regarding this debt.
	2013	2012

Senior Secured Note Payable, due August 2013	$1,562,500	$1,500,000
Secured Convertible Notes, due June through August 2014	770,000	-
Notes Payable to Directors and Affiliates due February and March 2015	2,350,000	2,326,991
Convertible Notes, due March 2015, interest at 10%	575,000	-
Convertible Term Loan, due December 2016, interest at 10%	500,000	-
Convertible, Subordinated Notes, due March 2012, interest at 6%	112,561	312,561
Convertible Subordinated Note, due April 2015	200,000	-
Series Subordinated Notes, as of December 31, 2013 due from December 2014 through March 2015. Stated interest ranged from 9% to 25%, effective interest ranged from 28% to 261%. Interest at December 31, 2013 was 12%	863,808	7,066,808
Note Payable, due March 2014, interest at 10%	100,000	-
Convertible Series Notes, due September 2014. Stated interest at 12%; effective interest of 27%.	-	575,000
Installment Note Payable – Bank	137,383	228,920
Long-Term Debt, gross	7,171,252	12,010,280
Unamortized discount	(67,327)	(383,610)
Long-Term Debt, net	$7,103,925	$11,626,670

Future maturities of all of our debt at December 31, 2013 are as follows:

2014 (short-term debt)	$3,170,672
2015	3,433,253
2016	500,000
$7,103,925

Amounts due within one year (short-term debt) as of December 31, 2013 include;

Senior Secured Note Payable, due August 2013	$1,562,500
Senior Convertible Notes, due June through August 2014	770,000
Convertible Subordinated Notes, due March 2012, interest at 6%	112,561
Portion of Series Subordinated Note, as of December 31, 2013 due from
December 2014 through March 2015. Stated interest ranged from 9% to 25%,
effective interest ranged from 28% to 261%. Interest at December 31, 2013 was 12%	613,808
Installment Note Payable – Bank	137,383
Unamortized discount	(25,580)
Total	$3,170,672

Off Balance Sheet Arrangements

We have no off-balance-sheet arrangements as of December 31, 2013 or 2012.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of Company common stock beneficially owned, as of March 28, 2014

•	those persons or groups known to us to currently beneficially own more than 5% of our common stock
•	each current director or executive officer of the Company and our wholly owned operating subsidiary, Cachet, and
•	all current directors and officers (as a group).

This information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act.  Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Including shares in the table below does not, however, constitute an admission that the named stockholder (or other beneficial owner) is a direct or indirect beneficial owner of those shares.

Except as indicated below, the individuals and entities listed below possess sole voting and investment power with respect to their shares.  Unless otherwise noted, the address of the following individuals is 18671 East Lake Street, Minneapolis, MN 55317.  As of March 28, 2014, and after giving effect to the Merger and the reverse stock split, we had a total of 6,333,248 common shares outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Common Stock Beneficially Owned (1)
Jeffrey C. Mack	325,958	(2)	4.95%
Christopher F. Ebbert	206,250	(3)	3.22%
Lawrence C. Blaney	96,250	(4)	1.50%
James L. Davis	1,935,881	(5)	28.33%
Michael J. Hanson	1,235,626	(6)	18.65%
John D. Lane	471,440	(7)	6.50%
Terril H. Peterson	441,834	(8)	6.98%
Mark S. Anderson	234,007	(9)	3.53%
Jack B. Petersen	1,261,261	(10)	20.78%
All directors and officers as a group (6 persons)	4,475,806	(11)	58.67%

(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)	Includes 248,750 common shares purchasable upon the exercise of outstanding options.

(3)	Includes 81,250 common shares purchasable upon the exercise of outstanding options.

(4)	All shares reflected in the table are issuable upon the exercise of outstanding options.

(5)
Includes 1,234,347 outstanding common shares, 60,000 common shares purchasable upon the exercise of options, 487,500 common shares purchasable upon exercise of outstanding warrants, 125,976 common shares owned by Mr. Davis’ self-directed retirement account plan, as well as 27,061 common shares held by Mr. Davis’ wife (either personally or through her individual retirement account), beneficial ownership of which Mr. Davis disclaims.

(6)	Includes 60,000 common shares purchasable upon the exercise of outstanding options, and 231,250 common shares purchasable upon exercise of outstanding warrants.

(7)	Includes 60,000 common shares purchasable upon the exercise of outstanding options.

(8)	Mr. Peterson is a director of the Company.

(9)	Includes 20,000 common shares issuable upon exercise of outstanding options.

(10)	Includes 62,500 shares held in a retirement account, and warrants for the purchase of 37,500 common shares.

(11)	Includes Messrs. Mack, Ebbert, Blaney, Davis, Hanson and Terril H. Peterson. Also includes securities held by Mr. Davis’ wife, as described in note (5) above.

Management and Certain Security Holders

Upon the Merger, Mr. Terril H. Peterson continues to serve as the sole director of the Company.  Effective March 18, 2014, Jeffrey C. Mack, James L. Davis, Michael J. Hanson and Mark S. Anderson were elected to the Company’s Board of Directors.   The biographies of Mr. Peterson, as well as the officers of the Company and the directors of Cachet Financial Solutions Inc., are set forth below.

Name	Position
Jeffrey C. Mack	Chief Executive Officer and President and Chairman of the Board of Directors
Christopher F. Ebbert	Executive Vice President and Chief Information Officer
Lawrence C. Blaney	Executive Vice President of Sales
Darin P. McAreavey	Executive Vice President and Chief Financial Officer *
Michael J. Hanson	Director
James L. Davis	Director
Mark S. Anderson	Director
Terril H. Peterson	Director

* Appointment will be effective as of April 3, 2014.

Executive Officers

Jeffrey C. Mack is the Chairman, Chief Executive Officer, President and Director of Cachet Financial Solutions and has served as a director since our inception.  Mr. Mack has significant experience building and managing companies of all sizes and across a variety of industries.  Prior to Cachet, Mr. Mack served as a consultant to multiple small businesses, including a business engaged in the sale of banking technology and related services.  Previously, Mr. Mack served from January 2003 to September 2008 as Chairman, CEO and President of Wireless Ronin Technologies, Inc., a leader in dynamic digital signage.  In January 1990, Mr. Mack founded and became Chairman, CEO and President of Arcadia Financial Ltd. (formerly known as Olympic Financial Ltd.), one of the largest independent providers of automobile financing in the United States.  Prior to founding Arcadia Financial, Mr. Mack served as an executive in the commercial banking industry for 17 years. Upon the Merger, Mr. Mack was appointed as the Company's Chief Executive Officer and President.

Christopher F. Ebbert is the Executive Vice President and Chief Information Officer of Cachet Financial Solutions.  He is a strong technology leader with over 20 years’ experience driving IT development.  Prior to Cachet, Mr. Ebbert served as a consultant to small businesses across a variety of industries, including 3D animation and software development, technical translation services and banking technology.  Formerly, Mr. Ebbert was the Executive Vice President and Chief Technology Officer for Wireless Ronin Technologies, Inc.  Prior to joining Wireless Ronin in 2000, Mr. Ebbert was a Senior Software Engineer for Digital Content, a 3D Interactive gaming business.  Previously, he served as Technical Director for Windlight Studios, a commercial 3D animation company.  From December 1994 to February 1998, Mr. Ebbert was the Senior Software Engineer for Earth Watch Communications, a broadcast weather technologies company. Upon the Merger, Mr. Ebbert was appointed as the Chief Information Officer, Executive Vice President and Secretary of the Company.

Lawrence C. Blaney is the Executive Vice President of Sales for Cachet Financial Solutions.  He has a successful track record of building high-performance global sales and marketing organizations. Prior to joining Cachet, Mr. Blaney served as Senior Vice President of Development at Wireless Ronin Technologies, Inc.  From 1998 to 2008, Mr. Blaney was the Vice President of Sales and Marketing at Richardson Electronics, a global custom solutions company.  During his tenure at Richardson, he helped realign the sales force by creating a vertical market strategy focusing on financial institutions.  Richardson Electronics saw a growth in sales from $35 million to $95 million under his management.  In 1990, Mr. Blaney formed a startup systems integration company focusing on selling hardware and software to large financial institutions, which included major U.S. exchanges and international banks. Mr. Blaney sold his company to Richardson Electronics in 1998. Upon the Merger, Mr. Blaney was appointed as the Company's Executive Vice President of Sales and Marketing.

Darin P. McAreavey will serve as our Chief Financial Officer and Executive Vice President effective as of April 3, 2014.  Prior to that, Mr. McAreavey served as the Senior Vice President and Chief Financial Officer at Wireless Ronin Technologies, Inc. since March 2009.  Prior to working for Wireless, Mr. McAreavey served as Chief Financial Officer for Xiotech Corporation from September 2007 to March 2009. From February 2007 to September 2007, Mr. McAreavey worked for Global Capacity Group as its Chief Financial Officer. In addition, Mr. McAreavey worked for Stellent, Inc. as the Chief Financial Officer, Executive Vice President and Treasurer from May 2006 to February 2007 and as the Corporate Controller from September 2004 to May 2006. Mr. McAreavey held several management level finance positions, including Director of Finance, at Computer Network Technology from August 1995 to September 2004. From November 1993 to August 1995, Mr. McAreavey was a Supervising Senior for KPMG LLP. Mr. McAreavey began his professional career as a Senior Accountant at Eide Helmeke & Co. from July 1991 to November 1993 and earned a Master of Business Administration degree in 1998 from the University of Saint Thomas.

Directors

The members of the Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected.

Jeffrey C. Mack (see biography above).

Michael J. Hanson has served as President and Chief Executive Officer of Hunt Electric Corporation since 1996.  He began his career at Hunt in 1985 as an Assistant Project Manager and worked his way up through various senior and executive roles until he was promoted to his current position.  He became Hunt Electric’s majority stockholder in 2001.  Mr. Hanson serves as the Governor of the St. Paul Chapter of the National Electrical Contractors Association.  He is also a Representative and President of the Federated Electrical Contractors.  He currently serves as a Trustee for Dunwoody College of Technology.  Mr. Hanson has served as a director of Cachet since our inception.

James L. Davis is the President of Davis & Associates, Inc., which he founded more than 30 years ago.  Davis & Associates represents the leading edge lighting and controls manufacturer, providing lighting and controls solutions for customers in the upper Midwest.  Mr. Davis is also a private investor and has served as a director on both private and public company boards for more than 20 years.  He is currently a director of ProUroCare Medical Inc., a publicly held medical device manufacturer.  Mr. Davis has served as a director of Cachet since our inception.

Mark S. Anderson is the President of Metropolitan Mechanical Contractors, Inc., the largest specialty contractor in the upper Midwest. Mr. Anderson began his career at Metropolitan in 1984 and was the majority stockholder until May 2011, when he sold the company to APi Group. Mr. Anderson previously worked at Northern States Power Company as a research engineer and is a member of the local SMACNA and MMCA associations, where he previously served on their Board of Directors. Mr. Anderson graduated from the University of Minnesota with a degree in Mechanical Engineering.

Terril H. Peterson is a director of the Company and prior to the Merger served as the sole director of the Company since October 10, 2012.  Since April 2011, Mr. Peterson has served as General Partner of Pinnacle Investment Group, which is an alternative asset management firm that invests in private, micro-cap and small-cap emerging growth companies.  Between July 2007 and April 2011, Mr. Peterson served as the Vice President and General Manager of SoftBrands, an international software business that sells and services ERP solutions to global manufacturing companies. Prior to SoftBrands, Mr. Peterson also served as Executive Director of Manufacturing Systems for Control Data Corporations manufacturing. Mr. Peterson earned a Bachelor of Science degree in Mathematics and Computer Science from Colorado State University and a Masters in Business Administration from the University of St. Thomas.

Corporate Governance Matters—Independence and Committees

Our Board of Directors will periodically review relationships that directors have with the Company to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Company, are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations and the Nasdaq listing rules. In this latter regard, the Board of Directors will use the Nasdaq listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules. However, this is for disclosure purposes only. It should be understood that, as a corporation whose shares are not listed for trading on any securities exchange or listing service, the Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.

As of the date of this report, the Board of Directors has determined that none of its current directors are independent within the meaning of the Nasdaq listing rule cited above. In the case of Mr. Peterson, the Board of Directors has determined that his position as the former Chief Executive Officer of the Company prior to the consummation of the Merger precludes him from being considered independent within the meaning of the cited Nasdaq listing rule.

Our Board of Directors does presently not have any committees formed.   As independent directors are added to our board, we intend to form an Audit Committee and Compensation Committee and adopt appropriate written charters for such committees.  Presently, there are no plans to appoint certain directors to specific committees.

If the Company had its shares listed for trading on the Nasdaq Stock Market, the composition of its Board of Directors would not presently meet the Nasdaq requirement that a majority of its directors be independent, and would not have met such requirement at any time during fiscal 2013.

Compensation Committee Interlocks and Insider Participation

As explained above, we do not have any formally constituted Compensation Committee.  In the past, deliberations and decisions about the executive compensation of Cachet executives have been undertaken by Cachet’s full Board of Directors except in circumstances where the compensation of a particular executive poses a direct conflict of interest (e.g., compensation deliberations and decisions respecting our Chief Executive Officer and Chairman).

Executive Officer Compensation

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of Cachet during the years ended December 31, 2013 and 2012; and (ii) each other individual that served as an executive officer of Cachet at the conclusion of the years ended December 31, 2013 and 2012 and who received more than $100,000 in the form of salary and bonus during such fiscal year. For purposes of this document, these individuals are collectively the “named executives” of the Company.  The table below omits Messrs. Dennis Nguyen and Terril H. Peterson, each of whom served as the principal executive officer of DE Acquisition 2, Inc. prior to the Merger (Mr. Nguyen from January 19, 2011 through October 10, 2012; and Mr. Peterson from October 10, 2012 through the closing of the Merger).  Neither Mr. Nguyen nor Mr. Peterson earned any compensation during the years covered by the table below.
Name/Title	Year	Salary $	Bonus $	Option Awards $ (1)		Other Annual Compensation $		Total

Jeffrey C. Mack	2013	240,000	8,000	163,547	(2)	13,100	(3)	$424,647
Chairman of the Board of Directors and Chief Executive Officer	2012	240,000	15,000	—		13,200	(3)	$268,200

Brian S. Anderson	2013	175,000	0	47,093	(4)	6,000	(3)	$228,093
EVP Chief Financial Officer	2012	173,333	0	—		6,000	(3)	$179,333

Lawrence C. Blaney	2013	175,000	0	62,929	(5)	7,800	(3)	$245,729
EVP Sales & Marketing	2012	175,000	0	—		7,800	(3)	$182.800

Christopher Ebbert	2013	175,000	0	47,093	(6)	11,400	(3)	$233,493
EVP Chief Information Officer	2012	175,000	0	—		11,400	(3)	$186,400

(1)
The amounts in this column represent the aggregate grant date fair value with respect to stock options granted in the years indicated, including the incremental grant date fair value of any stock options repriced during the years indicated. The fair value was calculated in accordance with stock-based accounting rules (ASC 718).   The assumptions used to determine the fair value are described in Note 10 of the Financial Statements included in this report for the year ended December 31, 2013.

(2)
Includes the aggregate grant date fair value of $101,806 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of $61,741 with respect to stock options that were repriced.

(3)	Amount represents car allowance paid by Cachet.
(4)
Includes the aggregate grant date fair value of $36,198 with respect to stock options granted to Mr. Anderson, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.  Mr. Anderson resigned his positions as Chief Financial Officer and Executive Vice President as of March 19, 2014.

(5)
Includes the aggregate grant date fair value of $52,034 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.

(6)
Includes the aggregate grant date fair value of $36,198 with respect to stock options granted to Mr. Ebbert, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.

Employment Agreements and Change-in-Control Provisions

We employ Jeffrey C. Mack, our President and Chief Executive Officer, at an annual base salary of $240,000.  Effective February 1, 2014, Mr. Mack’s annualized base salary was increased to $265,000.  We employ Christopher F. Ebbert, our Executive Vice President and Chief Information Officer, and Lawrence C. Blaney, our Executive Vice President of Sales and Marketing at annual base salaries of $175,000 each.  During the period covered by this report, we were party to an employment agreement with Brian S. Anderson, then our Executive Vice President and Chief Financial Officer, at an annual base salary of $175,000.  Effective February 1, 2014, the annualized base salaries of each of Messrs. Ebbert, Blaney and Anderson was increased to $190,000.  On March 19, 2014, Mr. Anderson resigned his position as our Chief Financial Officer and Executive Vice President.

We have employment agreements with each of the above-named executives.  Each employment agreement was entered into on February 28, 2013 and has a one-year term that renews automatically unless either party provides the other with at least 60 days prior written notice.  At the discretion of the Board of Directors, the base salary of each executive may be increased, but not decreased.  Each employment agreement provides the executive with the right to participate in Cachet’s benefit plans, policies and programs as those plans, policies and programs are made available to similarly situated executives of Cachet.  In addition, each employment agreement provides the executive with 22 business days of vacation/paid time off per year.

The employment agreements will terminate upon the death or disability, as defined in the agreement, of the executive.  In addition, Cachet can terminate the employment agreement with an executive for cause, as defined in the agreement, and the executive can terminate the employment agreement for good reason, as defined in the agreement.

The employment agreements obligate Cachet to pay severance to the executives in the event that Cachet terminates their agreement without cause or if executive terminates their agreement with good reason.  Cachet will also be obligated to make severance payments if each of the following conditions are met: (i) there is a change in control of Cachet, as defined in the agreement, (ii) the executive is employed on a full-time basis at the time of the change in control, and (iii) the executive’s employment is terminated (including the executive’s own termination of employment with good reason) other than as a result of death, disability or cause.  The severance payment will be equal to 24 months of base salary at the time of termination, in the case of Mr. Mack, and equal to 12 months of base salary at the time of termination, in the case of all other executives.  In addition, if the event giving rise to the severance payment is a change in control or a termination without cause other than one occurring in connection with a change in control, then the executive will be entitled to receive a “severance bonus” in an amount equal to twice the bonus earned by that executive for the prior fiscal year.  No such severance bonus is permitted to exceed twice the maximum bonus target for that executive for the prior fiscal year.  As a condition to receiving any severance payments or severance bonus, an executive must execute and deliver a full separation agreement and release in form acceptable to Cachet.  All severance payments will be made in monthly installments, beginning on the date that is 30 days after the event resulting in the obligation to make severance payments, over the life of non-competition period specified in the executive’s employment agreement.  The employment agreements require that severance bonus payments be made in a lump sum within 30 days after the event resulting in the obligation to make severance payments.

The employment agreements contain customary inventions-assignment provisions, non-competition provisions that survive for a one-year period after the termination of employment, and non-solicitation provisions applicable to the customers and vendors of the business, and the employees of the business, that survive for a one-year period after the termination of employment.  In the case of Mr. Mack, however, the non-solicitation provisions contained in his employment agreement survive for a period of two years after the termination of employment.  All of the employment agreements contain mandatory and binding arbitration provisions for the resolution of disputes arising under the agreements.

In connection with the closing of the Merger, Cachet assigned its rights under the above-described employment agreements to the Company, and the Company accepted such assignment and assumed all related obligations under those agreements.  In addition, each executive agreed that neither the Merger nor the election of Messrs. Davis, Hanson, Anderson and Mack to the Board of Directors of the Company will be deemed a “change of control” under the employment agreements.

On March 19, 2014, we entered into an offer letter agreement with Mr. Darin McAreavey to serve as our Chief Financial Officer and Executive Vice President effective as of April 3, 2014.  We also entered into an employment agreement to be effective as of April 3, 2014. The employment agreement has a one-year term subject to automatic annual renewals and provides Mr. McAreavey with an annualized base salary of $220,000.  Under the employment agreement, Mr. McAreavey, is eligible for performance-based cash bonuses in the discretion of our Board of Directors and compensation committee.  In addition, Mr. McAreavey will be entitled to receive our standard employee benefits for health, dental and life and disability insurance. Effective April 3, 2014, we will grant to Mr. McAreavey a stock option for the purchase of up to 110,000 shares at a price of $4.00 per share under our current 2014 Stock Incentive Plan. A total of 36,666 shares purchasable under the option will vest immediately, with the remaining shares vesting in two equal 36,667-share increments on each of April 3, 2015 and 2016, so long as Mr. McAreavey remains an employee of Cachet.

On March 19, 2014, and in connection with Brian S. Anderson’s resignation from his positions as our Chief Financial Officer and Executive Vice President, we entered into a Transition Agreement pursuant to which Mr. Anderson will, as an independent contractor, provide us with certain transition services consistent in nature and scope with the services he performed as Chief Financial Officer, for a 90-day period.  Among other things, the Transition Agreement provides for the acceleration of vesting (to the extent not already then vested) of Mr. Anderson’s outstanding options to purchase up to 78,750 shares of our common stock at a per-share price of $4.00, and extends the term during which Mr. Anderson may exercise such options.  During the 90-day transition period and for four months thereafter, Mr. Anderson will receive payments of $16,500 per month.  We also agreed in the Transition Agreement to bear the cost of Mr. Anderson’s participation in our health and dental insurance programs for the next 12 months.

Outstanding Equity Awards at Fiscal-Year End

At December 31, 2013, we had outstanding equity awards as follows:

Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)		Equity Incentive Plan Awards: number of securities underlying unexercised and unearned options		Option exercise price	Option expiration date
Jeffrey C. Mack	50,000	25,000	(1)			$4.00	5/16/2016
	30,000					$.80	3/3/2015
	20,833			10,417	(2)	$4.00	1/6/2016
	112,500					$4.00	2/27/2018

Brian S. Anderson (4)	20,000					$4.00	11/3/2015
	12,500			6,250	(3)	$4.00	1/6/2016
	40,000					$4.00	2/27/2018

Lawrence C. Blaney	11,250					$1.60	6/1/2015
	8,750					$4.00	11/1/2015
	12,500			6,250	(3)	$4.00	1/6/2016
	57,500					$4.00	2/27/2018

Christopher Ebbert	22,500					$.80	3/3/2015
	12,500			6,250	(3)	$4.00	1/6/2016
	40,000					$4.00	2/27/2018

(1)	Options vest on May 16, 2014.
(2)	Options vest on January 6, 2014.
(3)	Options vest on January 6, 2014.
(4)	Mr. Anderson resigned his position as our Chief Financial Officer and Executive Vice President effective March 19, 2014.

Director Compensation

Cachet has not in the past paid cash compensation to our directors for their service on the Board of Directors of Cachet.  Presently, we have no current plans to pay cash compensation to members of our Board of Directors for their services on our board.  As we seek to expand the board of the Company and add independent directors, we do, however, expect to change this policy.  In the past, we have issued stock options for the purchase of the equivalent of 30,000 shares of common stock to our non-employee directors.  Accordingly, we may issue stock options to other non-employee directors in the future, on terms to be determined by our Board of Directors.

The table below sets forth the compensation paid by Cachet Financial Solutions Inc. (now the Company’s wholly owned operating subsidiary as a result of the Merger) to its directors during fiscal year 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total (4)
Jeffrey C. Mack (1)	$0	$0		$0
James L. Davis	$0	$23,589	(2)	$23,589
Michael J. Hanson	$0	$23,589	(2)	$23,589
Mark S. Anderson	$0	$25,785	(3)	$25,785

(1)	For information relative to Mr. Mack, please refer to the “Outstanding Equity Awards at Fiscal Year End 2013” table above.
(2)
During 2013, Cachet repriced options for the purchase of 30,000 shares held by these directors to $4.00 per share, with the incremental fair value of that repricing being $23,589 as reflected in the table.  In addition, each of Mr. Davis and Mr. Hanson hold additional options for the purchase of 30,000 shares at the per-share price of $1.00

(3)
On September 20, 2013, Cachet issued options to Mr. Anderson for the purchase of 30,000 shares at a purchase price of $4.00 per share. Of these options, 20,000 vested immediately and the remaining 10,000 in August 2014. The options expire five years from the date of grant.

Certain Transactions and Relationships

On December 21, 2010, we borrowed $130,000 from our Chief Executive Officer, Jeffrey Mack, in exchange for an unsecured five-month promissory note that accrued interest at the per annum rate of 6%. This promissory note was paid in full in 2011.

From April through December 2011, we borrowed an aggregate of $1,487,561 from a combination of our James L. Davis, his 401K profit-sharing plan, his wife, the individual retirement account of his wife, and his son, in exchange for a series of related short-term promissory notes that generally matured within four months of their issuance. Promissory notes evidencing the aggregate principal amount of $252,561 accrued interest at the per annum rate of 6%, and promissory notes evidencing the aggregate principal amount of $1,235,000 accrued interest at the per annum rate of 9%. During 2011, an aggregate principal amount of $140,000 of the 6% promissory notes was converted into shares of Cachet common stock at a rate of $4.00 per share. During 2011, $200,000 in principal amount of these notes were repaid.

In June and July 2011, we borrowed an aggregate of $250,000 from two directors of Cachet, Messrs. Michael Hanson and Mark S. Anderson, and $50,000 from a shareholder who beneficially owned more than 5% of our then-outstanding common stock, Mr. John Lane, in exchange for short-term promissory notes that accrued interest at the per annum rate of 6% and matured within one month of their issuance. During 2011, all $300,000 in principal amount of these promissory notes was converted into shares of Cachet common stock at a rate of $4.00 per share.

In September 2011, we entered into a line of credit with Wells Fargo Bank for $2.5 million. In October 2012, the credit line was reduced to the amount outstanding of $1,105,000 and assumed by one of our directors. The financing was originally contingent upon certain directors providing personal guarantees. After consideration of such requirements, James L. Davis, Michael J. Hanson and John D. Lane (then a greater-than-10% shareholder of Cachet) guaranteed Cachet obligations under the line of credit, and, in consideration for their guarantees, Cachet issued to each of them warrants to purchase 78,125 shares of Cachet common stock at $4.00 per share. We issued an additional 76,582 in warrants to Mr. Lane and 8,291 in warrants to Mr. Davis for incurring additional collateral risk for this transaction.

From January through September 2012, we borrowed an aggregate of $2,435,000 with interest rates ranging from 9-25% from three Cachet directors and one shareholder who beneficially owned more than 5% of our then-outstanding common stock, in exchange for short-term promissory notes having terms from two to nine months. Of these loans, an aggregate of $1,260,000 was loaned to us by our director James L. Davis (including his 401k profit-sharing plan and his spouse); $750,000 was loaned to us by our director Michael Hanson; $300,000 was loaned to us by our director Mark S. Anderson; and $125,000 was loaned to us by Mr. John Lane, a shareholder possessing beneficial ownership of more than 5% of our then-outstanding common stock. In February 2013, loans in the principal amount of $2,295,000 from Mr. Davis, $721,991 from Mr. Hanson, $300,000 from Mr. Anderson and $1,105,000 from Mr. Lane were converted into shares of Cachet common stock at the rate of $3.64 per share. In November 2013, loans in the principal amount of $743,332 from Mr. Hanson and $125,000 from Mr. Lane were converted into shares of Cachet common stock at the rate of $4.00 per share.

In October 2012, Cachet entered into a Loan and Security Agreement with Michaelson Capital Partners, LLC (formerly known as Imperium Special Finance Fund, LP), for borrowings of up to $2.5 million. The financing was contingent upon our director, Mr. James L. Davis, providing his personal guarantee. In February 2013, Cachet issued warrants to Mr. Davis to purchase 281,250 shares of Cachet common stock at $4.00 per share in consideration for the personal guarantee Mr. Davis provided to Michaelson Capital Partners.

From April through December 2013, we borrowed an aggregate of $2,550,000 from two directors in exchange for promissory notes that accrued interest at the per annum rate of 10% and maturities that ranged from three to seven months. An aggregate of $875,000 was loaned to us by our director Michael Hanson, and an aggregate of $1,675,000 was loaned to us by our director James L. Davis.

In January through March 27, 2014, we borrowed $425,000 from Mr. Hanson, $375,000 from Mr. Davis, and $15,000 from director Terril H. Peterson, in exchange for promissory notes. These notes are due in 2015 and accrue interest at rates of 8% or 10% per annum.

On March 4, 2014 we borrowed $1.5 million from Mr. Hanson under a loan and security agreement. Borrowings are due May 15, 2014. Outstanding balances accrue interest at 24% per annum. In addition, Mr. Hanson will receive common shares equal to 12.5% of the original loan amount, with the number of shares determined by reference to the share price as defined in the loan agreement. Under certain circumstances Mr. Hanson may be entitled to receive additional shares.

Description of Securities

The following is a description of our capital stock and the material provisions of our Certificate of Incorporation and Bylaws.

The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and our amended and restated bylaws, copies of which are available as set forth under “Where You Can Find More Information.”

General

Our authorized capital stock consists of 520 million shares of common stock, par value $0.0001 per share, and 20 million shares of preferred stock. As of the date of this report, there are 6,333,248 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding. Each such outstanding share of our common stock is validly issued, fully paid and non-assessable. As of the date of this report, there are an aggregate of 2,037,004 shares of common stock issuable upon the exercise of outstanding options and warrants.  In addition, an aggregate principal amount of $3.2 million in outstanding debt of Cachet Financial Solutions Inc. (together with accrued but unpaid interest thereon) is, as a result of the Merger, convertible into shares of Company common stock.  Other than with respect to $600,000 in principal amount of outstanding debt (the conversion rights of which are optional for the holder of such debt), these conversion rights generally provide for automatic conversion, upon the completion of a financing transaction in which gross proceeds to the Company are at least $3.0 million, of the debt into the same securities as those sold in the financing transaction at a conversion rate equal to 90% of the price at which such securities are sold.  One financier of the Company, Trooien Capital, LLC, has the right (but not the obligation) to advance up to $3.4 million in additional loans, for the purpose of refinancing obligations owed to Michaelson Capital Partners, LLC, our senior secured lender.  Upon any automatic or optional conversion of this outstanding debt (including any conversion of additional advances that Trooien Capital may make), the Company would become obligated under the borrowing agreements with these lenders to issue warrants for the purchase of additional shares of common stock (in an amount equal to the number of shares issued upon such debt conversions) at a per-share price equal to 120% of the price at which equity securities are sold in the related financing tranasction.  In addition, the Company agreed with its senior secured lender, Michaelson Capital Partners, LLC, in connection with an extension of a December 6, 2013 Forbearance Agreement through May 12, 2014, to issue $1.0 million of common shares to Michaelson Capital.  The precise number of shares of common stock issued to Michaelson Capital will be determined by reference to the per-share involved in a future of securities offering.

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in our Certificate of Incorporation, every stockholder shall be entitled to one vote for each share standing their name on the record of stockholders. Except as herein or in our Certificate of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

We refer you to our Certificate of Incorporation, corporate bylaws, and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Common Stock

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

Preferred Stock

Under our Certificate of Incorporation, our Board of Directors is authorized, subject to limitations prescribed by law, to issue shares of preferred stock in one or more series without further stockholder approval.  The Board of Directors has discretion to determine the rights, preferences, privileges and restrictions of, including without limitation voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of our preferred stock.  Accordingly, our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.  As of the date of this report, there are no shares of preferred stock designated or outstanding.

Recent Sales of Unregistered Securities

From November 2010 through March 27, 2014, Cachet issued securities in unregistered transactions as follows:

●
In 2010, we issued an aggregate of $1,955,000 in principal amount of debt evidenced by promissory notes to accredited investors.  We also issued warrants to these investors for the purchase of common stock at a per-share exercise price of $4.00 (substantially all of which warrants were eventually exchanged for shares of common stock in 2013).    In 2010, we also issued promissory notes to two affiliates, both of whom were accredited investors, for an aggregate of $430,000 in principal amount of loans.

●
In 2011, we issued an aggregate of $3,697,561 in principal amount of debt evidenced by promissory notes to accredited investors.  We also issued warrants to these investors for the purchase of shares of common stock at a per-share exercise price of $4.00 (substantially all of which warrants were eventually exchanged for shares of common stock in 2013).

●
In 2012, we issued an aggregate of $6,676,808 in principal amount of debt evidenced by promissory notes to accredited investors.  We also issued warrants to these investors for the purchase of shares of common stock at a per-share exercise price of $4.00 (substantially all of which warrants were eventually exchanged for shares of common stock in 2013).   In 2012, we also issued one promissory notes to one affiliate, who was an accredited investor, for $1,105,000 in principal amount of loans; and a senior secured promissory note to another accredited investor for $1,000,000 in principal amount of loans (in connection with which we issued a warrant for the purchase of up to 238,212 shares at the per-share price of $2.88, and which warrant contains full-ratchet price-protection provisions).

●
In 2013, we issued an aggregate of $5,763,499 in principal amount of debt evidenced by promissory notes to accredited investors. We also issued warrants to these investors for the purchase of shares of common stock at a per-share exercise price of $4.00. In 2013, we also issued promissory notes to two affiliates, both of whom were accredited investors, for an aggregate of $1,312,500 in principal amount of loans ($1,062,500 of which was loaned from our senior secured lender).

●	From November 2013 through January 2014, we exchanged warrants for the purchase of an aggregate of 1,968,640 common shares for the issuance to accredited investors of 393,728 common shares.

●
From November 2010 through March 15, 2014, we issued an aggregate of 5,876,776 shares of common stock to accredited investors in exchange for cash, as compensation, through the exercise and/or exchange of stock purchase warrants, exercise of stock options and the conversion of debt. Cash consideration for these issuances aggregated to $2,319,000.

●	From January through March 27, 2014 we issued an aggregate of $2,865,000 in principal amount of debt evidenced by promissory notes to accredited investors. Included in that amount was $2,315,000 from three directors. We also issued warrants to these and other investors for the purchase 821,250 shares of common stock at a per-share exercise price of $1.45.

Cachet did not pay any commissions or discounts to underwriters in connection with these sales. These offerings were made in reliance on the exemptions from registration provided by Sections 4(a)(2) and 4(a)(5) of the Securities Act of 1933, and Rule 506 of Regulation D under the Securities Act of 1933, primarily due to the fact that the sales were made to investors who represented to the Company that they were, or whom Cachet determined qualified as, “accredited investors,” as defined under Rule 501(a).  In addition, each investor to whom a certificated instrument was issued received such instrument with a prominent restrictive legend thereon.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of the Company in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by us.

Article X of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 3.02.  Unregistered Sales of Equity Securities.

As disclosed under Item 2.01 above, in connection with the Merger the Company issued an aggregate of 5,876,776 shares of common stock to the former holders of Cachet common stock.  In addition, holders of Cachet warrants and options to purchase an aggregate of 2,037,004 shares of Cachet common stock became, at the Effective Time of the Merger, options and warrants to purchase shares of Company common stock.  The offer and sale of all of these securities in the Merger were unregistered.  For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act of 1933.  The Company relied on this exemption based on the limited number of persons involved in the offer and sale, and their receipt of share certificates containing a standard Securities Act restrictive legend.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)          Change in Registrant’s Certifying Accountant.

(i)           Effective February 12, 2014, and as more fully described under Item 2.01 above, the Company engaged in the Merger, pursuant to which a wholly owned subsidiary of the Company merged with and into Cachet, with Cachet surviving the Merger as a wholly owned subsidiary of DE Acquisition 2, Inc. For accounting purposes, Cachet was treated as the acquiring entity and the Company as the acquired entity.

(ii)          As a result of the Merger, the Company has determined to change its independent public accountant.  Accordingly, on February 12, 2014, the Company’s Board of Directors dismissed Baker Tilly Virchow Krause, LLP as its independent public accountants.

(iii)         The report of Baker Tilly Virchow Krause, LLP on the financial statements of the Company for its most recent fiscal year contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

(iv)         In connection with its audit for the most recent fiscal year and through the date of dismissal, there have been no disagreements with Baker Tilly Virchow Krause, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Baker Tilly Virchow Krause, LLP would have caused them to make reference thereto in its report on the financial statements for such years.

(v)          During the most recent fiscal year and through the date of dismissal, none of the events specified in Item 304(a)(1)(iv) of Regulation S-K have occurred.

(vi)         The Company has requested that Baker Tilly Virchow Krause, LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. Such letter was filed with the Commission on Form 8K/A on March 7, 2014.

(b)          New Independent Public Accountants.  On February 12, 2014, the Company retained Lurie Besikof Lapidus & Company, LLP (“LBLCO”) to be its principal independent registered public accounting firm.  During the two most recent fiscal years and to the date of this report, the Company has not consulted with LBLCO regarding either:  (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that LBLCO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 27, 2014 and in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2013, the Board of Directors determined after communication with the Company’s independent registered public accounting firm that the expense associated with certain shares of common stock, issued to holders of debt as an inducement for such debtholders to convert their debt into equity, was not recorded. The effect of recording the expense associated with the issuance of those common shares was to increase the net loss for the nine months ended September 30, 2013 by $674,414. The Board of Directors discussed the matters disclosed in this Item with the independent registered public accounting firm. Exhibits 99.2 and 99.3 to this report have been accordingly restated and are being re-filed with this report.

Item 5.01.  Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by this reference into this Item 5.01.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 2.01 regarding the election of four new directors to the Company’s Board of Directors, by unanimous written consent of the stockholders of the Company immediately prior to the Merger, are hereby incorporated by this reference into this Item 5.02.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately after the closing of the Merger, the Company’s Board of Directors adopted the calendar year ending December 31 as the new fiscal year for the Company. This adoption was made to conform to the historical fiscal year of the business of Cachet Financial Solutions Inc. acquired in the Merger.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 12, 2014, the Board of Directors adopted a new code of ethics for the Company applicable to all employees of the Company, including executive management of the Company.  A copy of the new code of ethics is included as an exhibit to this report and is incorporated herein by reference.

Item 5.06.  Change in Shell Company Status.

Upon completion of the Merger on February 12, 2014, the Company ceased being a shell company, as defined in Rule 12b-2.  The disclosure in Items 1.01 and 2.01 regarding the Merger is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c)           Shell Company Transactions.  As a result of its acquisition of Cachet described in Item 2.01 above, the registrant is filing Cachet’s audited financial information attached as Exhibit 99.1, unaudited interim financial information as Exhibit, 99.2, and certain pro forma financial information attached as Exhibit 99.3 to this report.  In accordance with an SEC staff request and existing staff guidance, the registrant is also filing audited financial information attached as Exhibit 99.4.

(d)           Exhibits.

Exhibit	Description
2.1
Agreement and Plan of Merger and Reorganization dated January 14, 2014, by and among the registrant, Cachet Acquisition Co., a Minnesota corporation, and Cachet Financial Solutions Inc., a Minnesota corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 21, 2014)

2.2
Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated February 11, 2014 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

2.3	Asset Purchase Agreement with DeviceFidelity, Inc., dated March 4, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

3.1	Certificate of Incorporation (incorporated by reference to the registrant’s Form 10 filed on April 6, 2010)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Form 10 filed April 6, 2010)

3.3
Amended and Restated Certificate of Incorporation, filed with the State of Delaware on March 18, 2014 (incorporated by reference to Exhibit 3.3 the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

3.4	Amended and Restated Bylaws, effective as of March 18, 2014(incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

10.1
Loan and Security Agreement with Michaelson Capital Partners, LLC (f/k/a Imperium Special Finance Fund, LP), dated October 26, 2011, as amended on February 19, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.2	Forbearance Agreement with Michaelson Capital Partners, LLC, dated December 6, 2013 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.3	Loan and Security Agreement with Trooien Capital, LLC, dated December 10, 2013 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.4	Employment Agreement with Jeffrey C. Mack, dated February 28, 2012 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.5	Employment Agreement with Brian S. Anderson, dated February 28, 2012 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

Exhibit	Description
10.6	Employment Agreement with Christopher Ebbert, dated February 28, 2012 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.7	Employment Agreement with Lawrence C. Blaney, dated February 28, 2012 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.8
Form of Assignment and Assumption of Employment Agreement by and among Cachet Financial Solutions Inc., the Company and executive officers (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.9
Form of Promissory Note Amendment entered into between the Company and holders of certain promissory notes as of February 11, 2014 (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.10	Cachet Financial Solutions Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.11
Amendment No. 1 to Loan and Security Agreement with Michaelson Capital Partners, LLC (f/k/a Imperium Special Finance Fund L.P.), dated February 19, 2013 (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.12	2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.13
Warrant to Purchase Common Stock issued to Michaelson Partners, LLC (f/k/a) Imperium Special Finance Fund, L.P.), dated October 26, 2012 (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

10.14	First Amendment to Forbearance Agreement with Michaelson Capital Partners, LLC, dated effective as of March 7, 2014 (filed herewith)

10.15	Transition Agreement with Brian S. Anderson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 26, 2014)

10.16	Employment Agreement with Darin P. McAreavey dated effective as of April 3, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 26, 2014)

10.17	Form of Subscription Agreement and Promissory Note (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

10.18	Loan and Security Agreement with Michael J. Hanson, dated as of March 5, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

10.19
Promissory Note dated March 4, 2014 in favor of Michael J. Hanson, in original principal amount of $1,500,000 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

14	Code of Ethics (incorporated by reference to Exhibit 14 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

21	List of subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

99.1	Audited financial statements of Cachet Financial Solutions Inc. for 2012 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

99.2	Interim financial statements of Cachet Financial Solutions, Inc. (Restated) (filed herewith)

99.3	Unaudited Pro forma combined financial statements (Restated) (filed herewith)

99.4	Audited financial statements of Cachet Financial Solutions Inc. for 2013 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.: (Registrant)

By:	/s/ Jeffrey C. Mack
Jeffry C. Mack, Chief Executive Officer

Dated: March 31, 2014

EXHIBIT INDEX

10.14	First Amendment to Forbearance Agreement with Michaelson Capital Partners, LLC, dated effective as of March 7, 2014

99.2	Interim financial statements of Cachet Financial Solutions, Inc. (Restated)

99.3	Unaudited pro forma combined financial statements (Restated)

99.4	Audited financial statements of Cachet Financial Solutions Inc. for 2013